     Exhibit 10.35

EXECUTED VERSION

CREDIT AGREEMENT

dated as of
March 25, 2015
among
AMERICAN APPAREL (CARNABY) LIMITED,
as the Initial Borrower,
THE ADDITIONAL BORROWERS PARTY HERETO,
AMERICAN APPAREL, INC.,
as Guarantor,
STANDARD GENERAL L.P.,
on behalf of one or more of its controlled funds
and
THE LENDERS FROM TIME TO TIME PARTY HERETO

TABLE OF CONTENTS
Page

ARTICLE I Definitions	1

SECTION 1.01	Definitions 1

SECTION 1.02	Terms Generally. 9

SECTION 1.03	Accounting Terms; GAAP. 10

ARTICLE II Amount and Terms of Credit	10

SECTION 2.01	Loans. 10

SECTION 2.02	Making of Loans. 10

SECTION 2.03	Notes. 12

SECTION 2.04	Mandatory Principal and Interest Payments on Loans. 12

SECTION 2.05	Default Interest. 14

SECTION 2.06	Increased Costs. 14

SECTION 2.07	Optional Prepayment of Loans; Reimbursement of Lenders. 15

SECTION 2.08	Mandatory Prepayment; Commitment Termination. 15

SECTION 2.09	Maintenance of Loan Account; Statements of Account. 16

SECTION 2.10	Payments. 16

SECTION 2.11	Settlement Amongst Lenders. 16

SECTION 2.12	Taxes. 17

SECTION 2.13	Mitigation Obligations; Replacement of Lenders. 19

ARTICLE III Representations and Warranties	20

SECTION 3.01	Organization; Powers. 20

SECTION 3.02	Authorization; Enforceability. 21

SECTION 3.03	Governmental Approvals; No Conflicts. 21

SECTION 3.04	Compliance with Law. 21

SECTION 3.05	Borrower Representations. 21

SECTION 3.06	Solvency. 22

SECTION 3.07	Financial Statements; No Material Adverse Change. 22

SECTION 3.08	Litigation. 23

SECTION 3.09	No Default 23

SECTION 3.10	Investment Company Act. 23

SECTION 3.11	Regulations U and X. 24

SECTION 3.12	True Copies of Charter Documents. 24

SECTION 3.13	Environmental Compliance. 24

SECTION 3.14	Labor Contracts. 24

SECTION 3.15	Disclosure. 24

SECTION 3.16	OFAC. 24

ARTICLE IV Conditions	25

SECTION 4.01	Closing Date. 25

SECTION 4.02	Funding Dates for Loans. 26

ARTICLE V Covenants	27

SECTION 5.01	Notices. 27

SECTION 5.02	Use of Proceeds. 27

ARTICLE VI Events of Default	27

SECTION 6.01	Events of Default. 27

SECTION 6.02	Remedies on Default. 28

SECTION 6.03	Application of Proceeds. 29

ARTICLE VII Guarantee	29

SECTION 7.01	Guarantee. 29

SECTION 7.02	Release of Guarantee. 30

SECTION 7.03	Limitation of the Guarantor’s Liability. 30

SECTION 7.04	[Reserved]. 31

SECTION 7.05	Waiver of Subrogation. 31

SECTION 7.06	Waiver of Stay, Extension or Usury Laws. 31

ARTICLE VIII Miscellaneous	31

SECTION 8.01	Notices. 31

SECTION 8.02	Waivers; Amendments. 32

SECTION 8.03	Expenses; Indemnity; Damage Waiver. 33

SECTION 8.04	Successors and Assigns. 34

SECTION 8.05	Survival. 37

SECTION 8.06	Counterparts; Integration; Effectiveness. 37

SECTION 8.07	Severability. 38

SECTION 8.08	Right of Setoff. 38

SECTION 8.09	Governing Law; Jurisdiction; Consent to Service of Process. 38

SECTION 8.10	WAIVER OF JURY TRIAL. 39

SECTION 8.11	Press Releases and Related Matters. 39

SECTION 8.12	Headings. 39

SECTION 8.13	Interest Rate Limitation. 39

SECTION 8.14	Additional Waivers. 40

SECTION 8.15	Confidentiality. 41

SECTION 8.16	Patriot Act. 42

SECTION 8.17	Foreign Asset Control Regulations. 42

EXHIBITS
Exhibit A:        Form of Assignment and Acceptance
Exhibit B:        Form of Note
Exhibit C:        Form of Joinder
Exhibit D-1:        Form of U.S. Tax Compliance Certificate
Exhibit D-2:        Form of U.S. Tax Compliance Certificate
Exhibit D-3:        Form of U.S. Tax Compliance Certificate
Exhibit D-4:        Form of U.S. Tax Compliance Certificate

SCHEDULES
Schedule 1.01(a):    Lenders and Commitments
Schedule 3.01:        Organization Information
Schedule 3.08        Litigation
Schedule 3.13        Environmental Compliance
Schedule 3.14        Labor Contracts

CREDIT AGREEMENT, dated as of March 25, 2015 among:
(a)    AMERICAN APPAREL (CARNABY) LIMITED, a private company incorporated under the laws of England and Wales with registration number 05114129, with its principal executive offices at 3rd Floor, 60-66 National House, Wardour Street, W1F 0TA, London, United Kingdom (in such capacity, the “Initial Borrower”);
(b)    the ADDITIONAL BORROWERS now or hereafter party hereto;
(c)    AMERICAN APPAREL, INC., a corporation organized under the laws of the State of Delaware (the “Guarantor”);
(d)    STANDARD GENERAL L.P., on behalf of one or more of its controlled funds; and
(e)    the LENDERS from time to time party hereto;
in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:
ARTICLE I
Definitions

SECTION 1.01        Definitions.

As used in this Agreement, the following terms have the meanings specified below:
“Additional Borrower” means any Foreign Subsidiary that becomes a Borrower in accordance with Section 2.02.
“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.
“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to, without duplication, (i) the aggregate amount of such Lender’s unfunded Commitments then in effect, plus (ii) the aggregate then unpaid principal amount of such Lender’s Loans, including PIK Interest added to the principal amount of such Loans, if any. If the Aggregate Exposure is determined with respect to a particular Class of Loans or Commitments, such Commitments, Loan and PIK Interest shall be determined solely with respect to such Class.
“Aggregate Exposure Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified and in effect from time to time.
“American Apparel (USA)” means American Apparel (USA), LLC, a California limited liability company.
“Applicable Law” means as to any Person: (i) all laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law and (ii) all court orders, decrees, judgments, injunctions, notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing,

holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender or (b) an affiliate of a Lender.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with, if applicable, the consent of any party whose consent is required by Section 8.04), in the form of Exhibit A.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §101 et seq.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowers” means the Initial Borrower and any Additional Borrowers.
“Borrowing” means the incurrence of Loans.
“Borrowing Notice” means a request by a Borrower for a Borrowing of Loans delivered in accordance with Section 2.02.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed.
“Capital Stock” means, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing; provided that, notwithstanding the foregoing, Capital Stock shall not include Indebtedness convertible into or exchangeable for Capital Stock.
“Cash Interest” has the meaning provided in Section 2.04(a).
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq.
“Change in Law” means (i) the adoption of any law, rule or regulation after the Closing Date, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (iii) compliance by any Credit Party with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date. Notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” has the meaning provided in the Senior Notes Indenture as of the date hereof.
“Change of Control Offer” has the meaning provided therefor in Section 2.08(a).
“Change of Control Payment” has the meaning provided therefor in Section 2.08(a).

“Change of Control Payment Date” has the meaning provided therefor in Section 2.08(a).
“Charges” has the meaning provided therefor in Section 8.13.
“Charter Document” means as to any Person, its partnership agreement, certificate of incorporation, operating agreement, membership agreement or similar constitutive document or agreement, its by-laws and all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Capital Stock, and all other arrangements relating to the Control or management of such Person.
“Class” means in the event Loans have been made to multiple Borrowers, each Loan or Loans made to a particular Borrower.
“Closing Date” means March 25, 2015.
“Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.
“Commitment” means, with respect to each Lender, the aggregate commitment(s) of such Lender hereunder to make Loans to any Borrower in an amount not to exceed the amount set forth opposite its name on Schedule 1.01(a) hereto or such other amount as may be set forth in an Assignment and Acceptance to which such Lender is a party. As of the Closing Date, the aggregate amount of the Commitments is $15,000,000.
“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power (i) to vote 25% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (ii) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means (i) the Lenders, (ii) the beneficiaries of each indemnification obligation undertaken by any Borrower under any Loan Document, (iii) any other Person to whom Obligations under this Agreement and other Loan Documents are owing and (iv) the successors and assigns of each of the foregoing.
“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under the Bankruptcy Code.
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would become an Event of Default.
“Default Rate” has the meaning provided in Section 2.05.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“dollars” or “$” refers to lawful money of the United States of America.
“Eligible Assignee” means any assignee permitted by and consented to in accordance with Section 8.04(b);

provided that in no event shall any Loan Party or any of their respective Affiliates (other than the Initial Lender and its Affiliates) be Eligible Assignees.
“Environmental Laws” means all Applicable Laws issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the protection of human health or the environment, to the preservation or reclamation of natural resources, to the handling, treatment, storage, disposal of Hazardous Materials or to the assessment or remediation of any Release or threatened Release of any Hazardous Material or to the environment.
“Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party or any of their Subsidiaries directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Events of Default” has the meaning assigned to such term in Section 6.01.
“Excluded Taxes” means, with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (i) Taxes imposed on (or measured by) its net income, franchise taxes and branch profits taxes in each case (a) by the jurisdiction under the laws of which such recipient is organized or tax resident or in which its principal office is located or, in the case of any Credit Party, in which its applicable lending office is located or (b) that are Other Connection Taxes, (ii) in the case of a Credit Party or other recipient (other than an assignee pursuant to a request by the Borrower under Section 2.13(b), any United States withholding Tax on amounts payable to such Credit Party to the extent that is not a result of a change in Applicable Law after the time such Credit Party becomes a party to this Agreement (or designates a new lending office), except to the extent that such Credit Party (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.12(a) and, (iii) Taxes attributable to such recipient’s failure to comply with Section 2.12(e), and (iv) any United States withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“First Lien Credit Agreement” means the Credit Agreement, dated as of April 4, 2013, by and among American Apparel (USA), LLC, as borrower, and the other borrowers and credit parties party thereto, the lenders party thereto, Capital One Leverage Finance Corp., as administrative agent and the other parties party thereto, as amended, restated, supplemented or otherwise modified and in effect from time to time.
“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each March, June, September or December of such Fiscal Year in accordance with the fiscal accounting calendar of the Guarantor.
“Fiscal Year” means any period of twelve consecutive months ending on December 31 of any calendar year.
“Foreign Lender” means a Lender that is not a United States Person as defined in Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Subsidiary of the Guarantor that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Funding Date” means the Closing Date and each date on which a Loan is made to a Borrower.
“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” has the meaning provided in Section 7.01.
“Guarantor” has the meaning set forth in the Preamble to this Agreement.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, mold, fungi or similar bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.
“Indebtedness” has the meaning provided in the Senior Notes Indenture as of the date hereof.
“Indemnified Taxes” means Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Indemnitee” has the meaning provided in Section 8.03(a).
“Information” has the meaning provided in Section 8.15(a).
“Initial Borrower” has the meaning set forth in the Preamble to this Agreement.
“Initial Lender” means an entity controlled by Standard General and organized under the laws of the United States of America that shall be designated (and is capable of funding the initial Loans) by Standard General, by notice in writing to the Guarantor prior to the initial Funding Date, to act as the “Initial Lender” hereunder. Prior to any such designation, Standard General shall be deemed to be the “Initial Lender.”
“Interest Election” has the meaning provided in Section 2.04(a).
“Interest Payment Date” means the last day of each of March, June, September and December.
“Interest Rate” means a per annum rate equal to 14%.
“Joinder Agreement” means an agreement, in the form attached hereto as Exhibit C, pursuant to which, among other things, a Foreign Subsidiary becomes a party to, and bound by the terms of, this Agreement and the other applicable Loan Documents as a Borrower.
“Lenders” means the Initial Lender, the other Persons identified on Schedule 1.01(a) hereto and each assignee that becomes a party to this Agreement as set forth in Section 8.04(b), in each case, until such Person ceases to hold any Loans or Commitments.
“Lion Credit Agreement” means that certain Credit Agreement, dated as of May 22, 2013, among the Guarantor, the guarantors party thereto, Lion/Hollywood L.L.C., as the initial lender, and the other lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time).
“Loan Account” has the meaning provided in Section 2.09(a).
“Loan Documents” means this Agreement, the Notes and any other instrument or agreement now or hereafter executed and delivered in connection herewith by any Loan Party and the Initial Lender or any other Lender, each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Loan Parties” means the Borrowers and the Guarantor.
“Loans” means all loans made pursuant to this Agreement pursuant to Section 2.01(b).
“Mandatory Principal Prepayment Amount” means, as of each AHYDO Prepayment Date, the portion of Loans required to be redeemed to prevent the Loans from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Guarantor and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of any Lender under any Loan Document, or of the ability of the Borrowers, taken as a whole, to pay any Obligations under the Loan Documents, when due; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Documents to which it is a party.
“Material Indebtedness” means Indebtedness (other than the Obligations) of the Guarantor and its Subsidiaries in an aggregate principal amount exceeding $2,500,000.
“Maturity Date” means October 15, 2020, and if such date is not a Business Day, the next succeeding Business Day.
“Maximum Rate” has the meaning provided therefor in Section 8.13.
“Minority Lenders” has the meaning provided therefor in Section 8.02(c).
“Notes” means the notes, if any, executed and delivered pursuant to Section 2.03(a) in substantially the form as attached hereto as Exhibit B, as may be amended, supplemented or modified from time to time.
“Obligations” means (a) the due and punctual payment of (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party under the Bankruptcy Code or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Loans and the Guarantee as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Credit Parties under this Agreement and the other Loan Documents, and (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents.
“Other Connection Taxes” means with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all current or future stamp or documentary taxes, value-added taxes (VAT) or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan

Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
“Participant” has the meaning provided therefor in Section 8.04(e).
“Participation Register” has the meaning provided therefor in Section 8.04(e).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Register” has the meaning provided in Section 8.04(c).
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers and advisors of such Person and of such Person’s Affiliates.
“Release” has the meaning provided in Section 101(22) of CERCLA.
“Required Lenders” means (i) if there are two or fewer Lenders, all Lenders or (ii) if there are three or more Lenders, at any time, Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans (or the Loans of any Class) outstanding, plus the amount of any unutilized outstanding Commitments (or the Commitments of such Class).
“Restricted Subsidiary” means any “Restricted Subsidiary” under the Senior Notes Indenture or, if the Senior Notes Indenture is no longer in effect, any Subsidiary of the Borrower that was a Restricted Subsidiary immediately prior to when the Senior Notes Indenture ceased to be in effect.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Senior Management” means with respect to any of the Loan Parties or any of its Subsidiaries, its chairman, president, chief financial officer, treasurer, controller, assistant controller, chief executive officer or general counsel.
“Senior Notes” means the senior secured notes due 2020 issued pursuant to the Senior Notes Indenture
“Senior Notes Indenture” means the Indenture dated April 4, 2013, by and among the Guarantor, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent, as such Indenture is in effect from time to time.
“Settlement Date” has the meaning provided in Section 2.11.
“Significant Subsidiaries” means each Restricted Subsidiary that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.
“Solvent” means, with respect to any Person on a particular date, that on such date (i) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (ii) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (v) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.
“Standard General” means Standard General L.P., on behalf of one or more of its Affiliates.
“Subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which Capital Stock representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise requires, “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Guarantor.
“Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“United States Person” means any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
SECTION 1.02        Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in the other Loan Documents), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) all financial statements and other financial information provided by the Borrowers to any Lender shall be provided with reference to dollars, (g) all references to “$” or “dollars” or to amounts of money shall be deemed to be references to the lawful currency of the United States of America, and (h) this Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Loan Parties and the Initial Lender and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against any of the Lenders merely on account of any Lender’s involvement in the preparation of such documents.
SECTION 1.03        Accounting Terms; GAAP.
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

ARTICLE II

Amount and Terms of Credit

SECTION 2.01        Loans.

Subject to the terms and conditions set forth herein, the Lenders holding Commitments agree to make Loans to the Borrowers from time to time (provided that there shall not be more than five Borrowings of Loans) (i) in an amount, as to each such Lender, not to exceed such Lender’s Commitment and (ii) in an aggregate principal amount not to exceed $15,000,000. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.
SECTION 2.02        Making of Loans.
(i)The Guarantor may from time to time on or after the Closing Date request that any Foreign Subsidiary become an Additional Borrower hereunder (such Foreign Subsidiary, prior to becoming an Additional Borrower pursuant to this Section 2.02, an “Applicant Borrower”). Within ten (10) Business Days after receipt of such notice, the Initial Lender shall notify the Guarantor whether it consents to such Person becoming an Additional Borrower hereunder, such consent not to be unreasonably withheld, and, provided, that no consent shall be required for a Foreign Subsidiary that exists on the Closing Date and is organized under the laws of the United Kingdom. The parties hereto acknowledge and agree that prior to any such Applicant Borrower becoming entitled to incur Loans, the Initial Lender and any other Lenders shall have received, (A) copies of the Charter Documents of such Applicant Borrower and other documents, confirmations or information as may reasonably be requested by any Lender (collectively, the “Applicant Borrower Documents”), (B) customary legal opinions (addressed to the Lenders) of counsel for such Applicant Borrower covering such matters relating to the Loan Parties, the Loan Documents or the Transactions contemplated thereby as any Lender shall reasonably request and (C) Notes signed by such Applicant Borrower to the extent any Lender so requests. If the Applicant Borrower shall be entitled to receive Loans hereunder, the Applicant Borrower shall send a notice to the Lenders specifying the effective date upon which the requested Applicant Borrower shall constitute an Additional Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties hereto agrees that such Additional Borrower otherwise shall be a Borrower for all purposes of this Agreement.

(ii)The Obligations of all Additional Borrowers shall be several in nature, and no Borrower, in its capacity as a Borrower, will be liable for the Obligations of another Borrower.

(iii)Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Guarantor, whether or not any such other Borrower joins therein. The Guarantor shall be entitled to act on behalf of any other Borrower, and the Initial Lender and any other Lenders may rely on any notice, action, acknowledgment or ratification made by the Guarantor acting on behalf of or purporting to act on behalf of any other Borrower. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Guarantor in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower.

(iv)The Guarantor may from time to time, upon not less than five (5) Business Days’ notice from the Guarantor to the Initial Lender (or such shorter period as may be agreed by the Initial Lender in its reasonable discretion), terminate a Borrower’s status as such; provided that there are no outstanding Loans payable by such Borrower or other amounts payable by such Borrower on account of any Loans made to it, as of the effective date of such termination. The Initial Lender will promptly notify any other Lenders of any such termination of a Borrower’s status.

(v)The applicable Borrower shall give the Initial Lender irrevocable notice (which notice must be received by the Initial Lender prior to 6:00 p.m., New York City time, at least five Business Days prior to the requested Funding Date) requesting that the Lenders holding Commitments make Loans on such Funding Date and specifying (a) the requested Funding Date, (b) the aggregate principal amount to be borrowed (which shall be in a minimum amount of $1,000,000 and integral multiples of $1,000,000 above such amount) and (c) instructions for remittance of the proceeds of such Loan to be borrowed. Not later than 1:30 p.m., New York City time, on such Funding Date, the Lenders holding Commitments shall fund its pro rata share of the Loan (as determined in accordance with its Commitment) in immediately available funds to such Borrower by wire transfer of such funds in accordance with instructions provided to the Lenders making such Loan.

(vi)Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; provided, however, that any such use of a lending office shall not affect the obligation of the such Borrower to repay such Loan in accordance with the terms of the applicable Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to Section 2.06.

SECTION 2.03        Notes.

(a)Upon the request of any Lender, the applicable Borrower shall duly execute and deliver a Note evidencing the Loan, as applicable, made by such Lender.

(b)Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the applicable Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

(c)Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the applicable Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

SECTION 2.04        Mandatory Principal and Interest Payments on Loans.

(a)    Any Borrower may, at the option of the Guarantor (subject to the proviso at the end of this sentence) (an “Interest Election”), elect to pay interest on the Class of Loans made to it on each Interest Payment Date (i) in cash (“Cash Interest”), (ii) by increasing the outstanding principal amount of the applicable Loans on the relevant Interest Payment Date by the amount of interest accrued from the effective date of any such Interest Election until such Interest Payment Date (“PIK Interest”), with such increases to the principal amount of such Class of Loans allocated on a pro rata basis to the outstanding Loans of such Class in accordance with such Lenders’ Aggregate Exposure Percentages with respect to such Class immediately prior to such allocation and/or (iii) at the Guarantor’s discretion, subject to the following proviso, partially in PIK Interest and partially in Cash

Interest; provided, that (x) the Guarantor must elect to have the applicable Borrower pay interest in the form of Cash Interest to the extent such Borrower either (A) has unrestricted cash available or (B) the Guarantor or a Restricted Subsidiary has unrestricted cash available and has the ability without violating any then-existing contract to transfer cash to the applicable Borrower, in the case of each of (A) and (B), only to the extent it would be commercially prudent from the perspective of the Guarantor and its Subsidiaries, taken as a whole, for such Borrower to pay Cash Interest in the light of all the facts and circumstances existing at such time including budgeted, expected and reasonably likely liabilities or expenses as they become, or are reasonably likely to become, due and payable and (y) the outstanding principal amount of Loans shall in no event exceed $15,000,000. Unless the context otherwise requires, for all purposes hereof, references to “principal amount” of the Loans refers to the face amount of the Loans and not gross proceeds funded hereunder and includes any interest so capitalized and added to the principal amount of the Loans from the date on which such interest has been so added.

(b)    The Guarantor must make an Interest Election on behalf of the applicable Borrower by delivering a notice to each of the Lenders no later than ten (10) Business Days prior to the effective date of any Interest Election (or, if the initial Interest Payment Date with regard to such Loan is less than ten (10) Business Days after the making of such Loan, the date such Loan is made (with regard to such Interest Payment Date)), which notice shall specify (x) whether such Interest Election is made under clause (i) and/or (ii) of the immediately preceding paragraph and (y) the effective date of such Interest Election, which effective date must be the next succeeding Interest Payment Date to occur after the date of the giving of such notice, or, if not a Business Day, the first Business Day to occur thereafter. An Interest Election shall remain in effect until the earlier of (i) next Interest Payment Date following the effective date of such Interest Election and (ii) the Maturity Date; provided that no more than one Interest Election may be given by the Guarantor in any three-month period. In the absence of such an election for any interest period, interest on the Loans shall be payable as Cash Interest.

(c)    Subject to Section 2.05, each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 (or 366 days, if applicable) at a rate per annum that shall be equal to the Interest Rate compounding quarterly to the extent provided in Section 2.04(c).

(d)Cash Interest accrued on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. PIK Interest accrued on each Loan shall be payable by increasing the outstanding principal amount of the Loans by the amount of PIK Interest on the Interest Payment Date applicable to such Loan for such period and in such amounts as required by the relevant Interest Election(s). Any interest so added to the principal amount of the Loans shall bear interest as provided in this Section 2.04 from the date on which such interest has been so added. The obligation of the Borrowers to pay PIK Interest shall be automatically evidenced by this Agreement or, if applicable, any Notes issued pursuant to this Agreement.
(e)All accrued and unpaid interest shall be paid in cash at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).
(f)In addition to interest payments required to be made hereunder, and subject to the rights of acceleration hereunder, the full unpaid principal balance of the Loans, including PIK Interest, if any, that has been added to the principal balance of the Loans, shall be payable in full on the Maturity Date.

(g)In computing interest on any Loan, the date on which such interest is paid shall not be included and the first date of the interest period applicable to such Loan shall be included.

(h)If any Loans would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the applicable Funding Date (each, an “AHYDO Prepayment Date”), the Borrower will be required to prepay for cash a portion of each applicable Loan then outstanding equal to the Mandatory Principal Prepayment Amount (each such redemption, a “Mandatory Principal Prepayment”). The prepayment amount for the portion of the applicable Loans prepaid pursuant to any Mandatory Principal Prepayment will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of prepayment. No partial prepayment of the Loans prior to any AHYDO Prepayment Date pursuant to any other provision of this Agreement will alter the Borrower’s obligation to make any Mandatory Principal Prepayment with respect to any Loans that remain outstanding on such AHYDO Prepayment Date.

SECTION 2.05        Default Interest.

After the occurrence of any Default which remains unremedied for twenty (20) days and at all times thereafter while such Default remains unremedied, interest shall accrue on all outstanding Loans including on PIK Interest, if any, that has been added to the principal amount of the Loan (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (the “Default Rate”) equal to the Interest Rate in effect from time to time plus 2% per annum and such interest shall be payable in cash on each Interest Payment Date (or any earlier maturity of the Loans).
SECTION 2.06        Increased Costs.
(a)    If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender; or

(ii)impose on any Lender any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.06 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Initial Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.06 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no compensation will be paid to any Lender with respect to any Change in Law that has occurred 180 days before such Lender has demanded compensation under this Section 2.06.

SECTION 2.07        Optional Prepayment of Loans; Reimbursement of Lenders.

(a)    The Borrowers shall have the right to prepay any outstanding Loans of any Class, in whole or part, upon at least two (2) Business Day’s prior written notice or facsimile notice to each Lender having Loans with respect to the applicable Class (with notices or payments delivered or made after 5:00 p.m. New York City time on a particular Business Day being deemed delivered or made on the next succeeding Business Day).

(b)    [Reserved.]

(c)    Any prepayment made pursuant to this Section 2.07 shall be subject to the following limitations:
(i)    All prepayments shall be paid to all Lenders having a Loan with respect to the applicable Class being prepaid for application to the prepayment of outstanding Loans of such Class, including PIK Interest, if any, together with any accrued and unpaid interest, ratably in accordance with each Lender’s Aggregate Exposure Percentage with respect to such Class; and

(ii)    Each notice of prepayment shall specify the Class of Loans to be prepaid, the prepayment date and the principal amount of the Loans to be prepaid. Each notice of prepayment shall be irrevocable and shall commit the applicable Borrower to prepay such Loan by the amount and on the date stated therein; provided that if a notice of prepayment is expressly conditioned upon the effectiveness of an acquisition, debt incurrence or equity issuance, then such notice of prepayment may be revoked (by notice to the each Lender on or prior to the specified prepayment date) if such condition is not satisfied.

(d)    In the event any Borrower fails to prepay the Loans on the date specified in any prepayment notice delivered pursuant to Section 2.07(a), such Borrower, on demand by any Lender, shall pay to such Lender, any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay. Any Lender demanding such payment shall deliver to the Guarantor from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

SECTION 2.08        Mandatory Prepayment; Commitment Termination.

(a)    Upon the occurrence of a Change of Control, each Borrower will make an offer to the Lenders to repurchase the Loans at a purchase price in cash equal to one hundred one percent (101%) of (x) the aggregate principal amount of such Loans outstanding, including PIK Interest, if any, plus (y) accrued and unpaid interest thereon (any such offer, a “Change of Control Offer” and any such payment, the “Change of Control Payment”). Within five (5) Business Days following any Change of Control, the Guarantor will provide irrevocable notice to each Lender describing the transaction or transactions that constitute the Change of Control and stating the purchase price and the purchase date, which shall be no later than five (5) Business Days from the date such notice is given (the “Change of Control Payment Date”). On the Change of Control Payment Date, the Borrowers will deposit with the applicable Lenders an amount equal to the Change of Control Payment in respect of the Loans of each Lender that has accepted the Change of Control Offer.

(b)    The Commitments shall terminate at 5:00 p.m., New York City time, on the second anniversary of the Closing Date.

SECTION 2.09        Maintenance of Loan Account; Statements of Account.

(a)    Each Lender shall maintain an account on its books in the name of each Borrower (each a “Loan Account”) which will reflect (i) all Loans made by such Lender to such Borrower and the Class of each such Loan, (ii) all increases in the outstanding principal amount of the Loans resulting from the payment of PIK Interest and (iii) any and all other monetary Obligations that have become payable.

(b)    Each Loan Account will be credited with all amounts received from such Borrower or from others for the Borrower’s account. At the reasonable request of any Borrower, each Lender shall send such

Borrower a statement accounting for its Loan Account during such Fiscal Quarter. Any such quarterly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrowers.

SECTION 2.10        Payments.

(a)    The Borrowers shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest or fees, of amounts payable under Section 2.06, Section 2.07(d) or Section 2.12, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b)    All funds received by any Person entitled thereto shall be applied in accordance with the provisions of Section 6.03 hereof, as applicable, ratably among the Persons entitled thereto in accordance with the amounts of principal, interest, and fees then due to such respective parties.

SECTION 2.11        Settlement Amongst Lenders.

The amount of each Lender’s applicable Aggregate Exposure Percentage of outstanding Loans of each Class shall be computed quarterly and shall be adjusted based on all Loans of such Class, all increases in the outstanding principal amount of the Loans of such Class resulting from the payment of interest in kind and repayments of Loans of such Class received by the Lenders as of 2:00 p.m., New York City time, on the first Business Day (such date, the “Settlement Date”) following the end of each Fiscal Quarter.
SECTION 2.12        Taxes.

(a)    Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If any applicable law (as determined in the reasonable judgment of the Guarantor) requires the deduction or withholding of any Tax from any such payment by or on behalf of any Loan Party, then the Loan Party (or the applicable withholding agent) shall be entitled to and shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable shall be increased as necessary so that after making all required deductions or withholdings for Taxes (including deductions applicable to additional sums payable under this Section 2.12) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made.

(b)    In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)    Without duplicating the provisions of Section 2.12(a) and (b) above, the Loan Parties shall indemnify each Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Guarantor by a Credit Party, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

(d)    As soon as practicable after any payment of Taxes pursuant to this Section 2.12 by a Loan Party to a Governmental Authority, the Guarantor shall deliver to each Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Required Lenders.

(e)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Guarantor, at the time or times reasonably requested by the Guarantor, such properly completed and executed documentation reasonably requested by the Guarantor as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Guarantor, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Guarantor as will enable the Borrower or the Guarantor to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(e) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense.

(ii)    Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Guarantor on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Guarantor), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Guarantor (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Guarantor) whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty.
(2)    executed copies of IRS Form W-ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Guarantor within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the

Guarantor (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Guarantor), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Guarantor to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Guarantor at the time or times prescribed by law and at such time or times reasonably requested by the Guarantor such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Guarantor as may be necessary for the Guarantor and Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees (x) that if any form or certification it previously delivered pursuant to Section 2.12(e)(ii) expires or becomes obsolete, it shall update such form or certification or promptly notify the Guarantor in writing of its legal inability to do so and (y) that if such Lender has actual knowledge that any form or certification it previously delivered pursuant to Section 2.12(e) becomes inaccurate in any respect, it shall promptly notify the Guarantor such inaccuracy.

(f)    If any Loan Party shall be required pursuant to Section 2.12(a), (b) or (c) to pay any additional amount to, or to indemnify, any Credit Party to the extent that such Credit Party becomes subject to Taxes subsequent to the Closing Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of such Credit Party (other than a change in Applicable Law), including without limitation a change in the residence, place of incorporation, principal place of business of such Credit Party or a change in the branch or lending office of such Credit Party, as the case may be, such Credit Party shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to Section 2.12(a), (b) or (c); provided however, that such efforts shall not include the taking of any actions by such Credit Party that would result in any tax, costs or other expense to such Credit Party (other than a tax, cost or other expense for which such Credit Party shall have been reimbursed or indemnified by the Loan Parties pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Credit Party have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Credit Party.

(g)    If any Credit Party reasonably determines that it has received a refund of any Taxes paid, indemnified or reimbursed by the Loan Parties pursuant to Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), such Credit Party shall pay to the applicable Loan Party, with reasonable promptness following the date upon which it receives the refund an amount equal to the refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Taxes giving rise to such refund), net of all out of pocket expenses incurred in securing such refund by the Credit Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Credit Party, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Credit Party in the event the Credit Party is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Credit Party to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Guarantor or any other Person.

(h)    For purposes of this Section 2.12, the term Applicable Law includes FATCA.

SECTION 2.13        Mitigation Obligations; Replacement of Lenders.

(a)    If any Lender requests compensation under Section 2.06, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.06 or Section 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that no Loan Party shall be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b)    If any Lender requests compensation under Section 2.06, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender defaults in its obligation to fund Loans hereunder, then the Guarantor may, at its sole expense and effort, upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, including PIK Interest, if any, accrued interest on the Loans, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal, including PIK Interest, if any, accrued interest and fees) or the Borrowers (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.06 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Guarantor to require such assignment and delegation cease to apply.

ARTICLE III

Representations and Warranties

To induce the Credit Parties to make the Loans, the Initial Borrower, the Guarantor and, if applicable, any Additional Borrowers, jointly and severally, make, on the Closing Date and each Funding Date thereafter, the following representations and warranties to each Credit Party, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (provided that the representations and warranties set forth in Section 3.05 shall be made only on each Funding Date on which Loans are made and only by the Guarantor and each Borrower to which Loans are extended on such Funding Date):
SECTION 3.01    Organization; Powers.

Each Loan Party and each Subsidiary of a Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and each Loan Party has all requisite power and authority to execute and deliver and perform all its obligations under all Loan Documents to which such Loan Party is a party. Each Loan Party and each Subsidiary of a Loan Party is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. Schedule 3.01 annexed hereto sets forth, as of the Closing Date, the Guarantor and the Initial Borrower’s names as they appear in official filings in their jurisdiction of incorporation, organization type, organization number, if any, issued by such jurisdiction of incorporation and their federal employer identification number.
SECTION 3.02    Authorization; Enforceability.

The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party on the Closing Date or such other Funding Date are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate, membership, partnership or other necessary action. This Agreement has been duly executed and delivered by the Guarantor and the Initial Borrower and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03    Governmental Approvals; No Conflicts.

The transactions to be entered into and contemplated by the Loan Documents (a) (i) on the Closing Date do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and (ii) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect as of the date of any Borrowing, (b) will not violate any material Applicable Law or the Charter Documents of any Loan Party and (c) will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, or any other material instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party.
SECTION 3.04    Compliance with Law.

The Guarantor and each of its Subsidiaries is in compliance in all material respects with the requirements of all Applicable Law and all orders, writs, injunctions and decrees applicable to it, except in such instances in which (a) such Applicable Law or such order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.05    Borrower Representations.

(a)    Each Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Borrower, the “Applicable Borrower Documents”), and the execution, delivery and performance by such Borrower of the Applicable Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Borrower is organized and existing in respect of its obligations under the Applicable Borrower Documents.

(b)    The Applicable Borrower Documents are in proper legal form under the Laws of the jurisdiction in which such Borrower is organized and existing for the enforcement thereof against such Borrower under the Laws of such jurisdiction, and are sufficient to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Borrower Documents.

(c)    It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Borrower Documents that the Applicable Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Borrower Documents or any other document, except for (A) any such filing, registration, recording, execution, translation or notarization as has been made or is not required to be made until the Applicable Borrower Document or any other document is sought to be enforced and (B) any charge or tax as has been timely paid.

(d)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Borrower is organized and existing either (A) on or by virtue of the execution or delivery or enforcement of or performance by the parties of their respective obligations under the Applicable Borrower Documents or (B) on any payment to be made by such Borrower pursuant to the Applicable Borrower Documents, except as has been disclosed in writing to the Initial Lender. None of the Borrowers is a foreign financial institution as defined in section 1471(d)(4) of the Code.

(e)    The execution, delivery and performance of the Applicable Borrower Documents executed by such Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Borrower is organized and existing, not subject to any notification or authorization except (A) such as have been made or obtained or (B) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (b) shall be made or obtained as soon as is reasonably practicable).

(f)    The execution, delivery and performance of the Applicable Borrower Documents executed by such Borrower and the making of the applicable Loans will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, or any other material instrument binding upon any Borrower or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower.

SECTION 3.06    Solvency.

As of the Closing Date, the Guarantor and its Subsidiaries, taken as a whole on a consolidated basis, are Solvent.
SECTION 3.07    Financial Statements; No Material Adverse Change.

(a)    There has been furnished to the Initial Lender a consolidated and consolidating balance sheet of the Guarantor and its Subsidiaries as of December 31, 2013, and a consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity of the Guarantor and its Subsidiaries for the Fiscal Year then ended, and in the case of the consolidated financial statements, certified by Marcum LLP. Such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the Guarantor and its Subsidiaries as at the close of business on the date thereof and the results of operations for the Fiscal Year then ended. There are no contingent liabilities of the Guarantor or any Subsidiary as of such date involving material amounts, known to the officers of Guarantor or any Subsidiary, required to be disclosed in such balance sheet and the notes related thereto in accordance with GAAP, which were not disclosed in such balance sheet and the notes related thereto.

(b)    There has been furnished to the Initial Lender an unaudited consolidated and consolidating balance sheet of the Guarantor and its Subsidiaries as of the close of the Fiscal Quarter ending September 30, 2014 and unaudited consolidated and consolidating statements of income or operations and cash flow of the Guarantor and its Subsidiaries as of the close of such Fiscal Quarter, in each case, certified by a financial officer of Guarantor. Such balance sheet and statement of income or operations and cash flows have been prepared in accordance with GAAP and fairly present the financial condition of the Guarantor and its Subsidiaries as at the close of business on the date thereof and the results of operations subject to year-end and quarterly adjustments and the absence of footnotes. There are no contingent liabilities of the Guarantor or any Subsidiary as of such date involving material amounts, known to the officers of the Guarantor or any Subsidiary required to be disclosed in such balance sheet and the notes related thereto in accordance with GAAP which were not disclosed in such balance sheet and the notes related thereto.

(c)    Since September 30, 2014, there has occurred no Material Adverse Effect.

SECTION 3.08    Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Loan Parties, any of its Subsidiaries or any member of the Senior Management of any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) as of the Closing Date purport to affect or pertain to this Agreement or any of the transactions contemplated hereby or (b) could reasonably be expected to result in material liabilities against the Loan Parties and their Subsidiaries, taken as a whole, either individually or in the aggregate except as specifically disclosed in Schedule 3.08, and there has been no material adverse change in the status, or financial effect on the Loan Parties and their Subsidiaries, taken as a whole, of the matters described on Schedule 3.08.
SECTION 3.09    No Default.

From and after the Closing Date, (i) no Default or Event of Default has first occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement, and (ii) no Event of Default (as defined in each of the First Lien Credit Agreement and the Senior Notes Indenture) has first occurred and is continuing.
SECTION 3.10    Investment Company Act.

None of the Loan Parties is required to be registered as an “investment company” under the Investment Company Act of 1940.
SECTION 3.11    Regulations U and X.

The proceeds of the Loans shall be used solely for the purposes specified in Section 5.02. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 COFFER. Parts 221 and 224.
SECTION 3.12    True Copies of Charter Documents.

The Loan Parties (as of the Closing Date or, with respect to any Additional Borrower, the initial Funding Date for such Additional Borrower) have furnished or caused to be furnished to the Lender true and complete copies of the Charter Documents (together with any amendments thereto) of each Loan Party.
SECTION 3.13    Environmental Compliance.

Based upon the actual knowledge of the executive officers of the Guarantor, and except as specifically disclosed in Schedule 3.13, existing Environmental Laws and claims, as they relate to the Loan Parties and their Subsidiaries, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.14    Labor Contracts.

Except as set forth on Schedule 3.14, as of the Closing Date, none of the Loan Parties is party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of any Loan Party’s employees, or threats of strikes or work stoppages that would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15    Disclosure.

Each Loan Party has disclosed to the Initial Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect (which disclosure includes matters disclosed pursuant to filings with the United States Securities and Exchange Commission made by the Guarantor so long as the Loan Parties have alerted the Initial Lender to the existence thereof, and the draft 10-K for the period ended December 31, 2014, provided to the Initial Lender prior to the Closing Date). No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Initial Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.
SECTION 3.16    OFAC.

No Loan Party, nor, to the knowledge of any Guarantor, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Arranger, the Administrative Agent or the L/C Issuer) of Sanctions.
ARTICLE IV
Conditions

SECTION 4.01    Closing Date.

The obligation of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit, of the following conditions precedent:
(a)    The Initial Lender (or its counsel) shall have received a counterpart of this Agreement signed on behalf of each party hereto.

(b)    The Initial Lender shall have received a favorable written opinion (addressed to the Initial Lender and dated the Closing Date) of counsel for the Loan Parties covering such matters relating to the Loan Parties, the Loan Documents or the Transactions contemplated thereby as the Initial Lender shall reasonably request.

(c)    The Initial Lender shall have received Charter Documents and such other documents and certificates as the Initial Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Guarantor and the Initial Borrower, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Guarantor, the Initial Borrower, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Initial Lender and its counsel.

(d)    The Initial Lender shall have received a certificate, reasonably satisfactory in form and substance to the Initial Lender, certifying (i) that the Guarantor and its Subsidiaries, taken as a whole, are Solvent as of the Closing Date and (ii) that as of the Closing Date, the representations and warranties made by the Guarantor and the Initial Borrower in the Loan Documents, or which are contained in any document furnished in connection herewith and therewith, are true and correct in all material respects; provided that any representation and warranty that is qualified as to materiality or “Material Adverse Effect” or similar language and the representation and warranty contained in Section 3.04 shall be true and correct in all respects; (iii) that immediately after giving effect to the consummation of the transactions contemplated under this Agreement and the other Loan Documents on the Closing Date (including any Loans made hereunder on the Closing Date), no Default or Event of Default exists, and (iv) as to compliance with the terms of the First Lien Credit Agreement and the Senior Notes Indenture.

(e)    Immediately after giving effect to the consummation of the transactions contemplated under this Agreement and the other Loan Documents on the Closing Date (including any Loans made hereunder on the Closing Date), no Default or Event of Default shall exist.

(f)    All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Initial Lender.

(g)    There shall have been delivered to the Initial Lender such additional instruments and documents as the Initial Lender or its counsel reasonably may require or request.

(h)    The Initial Lender shall have received a Borrowing Notice as required by Section 2.02.

(i)The Initial Lender shall have received a true, correct and complete copy, certified as such by the Guarantor, of (1) the First Lien Credit Agreement, (2) the Senior Notes Indenture, (3) the Intercreditor Agreement (as defined in the Senior Notes Indenture), in each case, in effect as of the Closing Date, and (4) an amendment to the First Lien Credit Agreement, explicitly permitting all of the transactions contemplated hereby and by the other Loan Documents, and such amendment shall be in form and substance reasonably satisfactory to the Initial Lender and be in full force and effect on or prior to the Closing Date.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless all of the foregoing conditions are satisfied (or waived as provided in Section 4.01 hereof) at or prior to 3:00 p.m., New York City time, on the Closing Date (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time). The conditions set forth in this Section 4.01 are for the sole benefit of each Credit Party and may be waived by the Initial Lender, in whole or in part, without prejudice to any other Credit Party.
SECTION 4.02    Funding Dates for Loans.

The obligations of the Lenders holding Commitments to make Loans on each Funding Date are subject solely to the following conditions precedent:
(a)    The Foreign Subsidiary requesting Loans on such Funding Date shall have been made a Borrower, and delivery of the Applicant Borrower Documents shall have occurred, in accordance with Section 2.02.

(b)    The Initial Lender shall have received a certificate certifying that as of such Funding Date, the representations and warranties made by any Borrowers in the Loan Documents, or which are contained in any document furnished in connection herewith and therewith, are true and correct in all material respects; provided that any representation and warranty that is qualified as to materiality or “Material Adverse Effect” or similar language and the representation and warranty contained in Section 3.04 shall be true and correct in all respects; and immediately after giving effect to the making of the Loans requested on such Funding Date no Default or Event of Default shall exist.

(c)    Immediately after giving effect to the making of the Loans requested on such Funding Date, no Default or Event of Default shall exist.

(d)    All necessary consents and approvals to the making of the Loans requested on such Funding Date shall have been obtained.

(e)    The Initial Lender shall have received a Borrowing Notice as required by Section 2.02.

ARTICLE V

Covenants

SECTION 5.01    Notices.

The Initial Borrower will furnish to each Lender prompt written notice of a Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.
SECTION 5.02    Use of Proceeds.

The proceeds of any Loans made hereunder will be used only for general corporate purposes of the Guarantor and its Subsidiaries and may be distributed, loaned or transferred by the applicable Borrower to the Guarantor or any Subsidiary of the Guarantor. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X.
ARTICLE VI

Events of Default

SECTION 6.01    Events of Default.

If any of the following events (“Events of Default”) shall occur:
(a)    any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 6.01(a)) payable under this Agreement or any other Loan Document and such failure shall continue for a period of five (5) consecutive Business Days following written demand therefor by the Lenders;

(c)    any representation or warranty of any Loan Party in, or in connection with, any Loan Document or any amendment, supplement or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made;

(d)    a default in the observance of performance of any other covenant or agreement contained in this Agreement or any other Loan Document which default continues for a period of sixty (60) days after the Initial Borrower receives written notice specifying the default (and demanding that such default will be remedied) from the Required Lenders;

(e)    the occurrence of (i) an “Event of Default” under and as defined in the Senior Notes Indenture or (ii) an “Event of Default” under and as defined in the Lion Credit Agreement;

(f)    the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Guarantor or any Subsidiary of the Guarantor, or the acceleration of the final stated maturity of any such Indebtedness, in each case, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10,000,000 or more at any time;

(g)    any Borrower, the Guarantor, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case or proceeding under the Bankruptcy Code with respect to itself, (ii) consents to the entry of an order for relief against it in an involuntary case under the Bankruptcy Code, (iii) consents to the appointment of a Custodian of it or for substantially all of its property, (iv) makes a general assignment for the benefit of its creditors; or (v) takes any corporate action to authorize or effect any of the foregoing; or

(h)    a court of competent jurisdiction enters a judgment, decree or order for relief in respect of any Borrower, the Guarantor, any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Code, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of such Borrower, the Guarantor, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, (ii) appoint a Custodian of such Borrower, the Guarantor, such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for substantially all of its property or (iii) order the winding up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) days;

then, and in every such event (other than an event described in Section 6.01(g) or Section 6.01(h) with respect to any Loan Party), and at any time thereafter during the continuance of such event, the Required Lenders may, by notice to the Guarantor, declare the Obligations then outstanding to be due and payable in whole, and thereupon the principal of the Loans, including any interest paid-in-kind, and all other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. In case of any event with respect to any Loan Party described in Section 6.01(g) or Section 6.01(h), the Commitments shall automatically and irrevocably terminate and the principal of the Loans, including any interest paid-in-kind, and other Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.
SECTION 6.02    Remedies on Default.

In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, the Required Lenders may proceed to protect and enforce their rights and remedies under this Agreement or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 6.03    Application of Proceeds.

After the occurrence of an Event of Default and acceleration of the Obligations, any amounts received on account of the Obligations shall be applied in the following order:
(a)    FIRST, ratably to pay interest accrued (other than any PIK Interest) in respect of the Obligations until paid in full;

(b)    SECOND, ratably to pay principal due, including any PIK Interest, in respect of the Loans to the Borrowers until paid in full;

(c)    THIRD, ratably to pay any other Obligations; and

(d)    FOURTH, to the applicable Borrower or such other Person entitled thereto under Applicable Law.

ARTICLE VI

Guarantee
SECTION 7.01    Guarantee.

Subject to this Article VII, on and after the initial Funding Date with respect to any Loans, the Guarantor hereby fully and unconditionally, jointly and severally guarantees (such guarantee, as amended or supplemented from time to time, to be referred to herein as the “Guarantee”), to each of the Lenders and their respective successors and assigns that (i) the principal of, premium, if any and interest on the Loans shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Loans, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in this Agreement after the occurrence of any Event of Default set forth in Section 6.01(d) or (e), whether or not a claim for post-filing or post-petition interest is allowed under Applicable Law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest, to the extent lawful, of the Loans and all other obligations of the Additional Borrowers to the Lenders hereunder, thereunder or under any other Loan Document shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the other Loan Documents; and (ii) in case of any extension of time of payment or renewal of any of the Loans or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in this Section 7.01 and Section 7.03. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loans, this Agreement, or any other Loan Document, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against any Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor under this Guarantee. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Borrower, any right to require a proceeding first against any Borrower, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Loans, this Agreement and in this Guarantee.
The obligations of the Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor, shall result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of the Guarantor for such purpose shall include any claim of the Guarantor against any Borrower for reimbursement. If any Lender is required by any court or otherwise to return to any Borrower or any custodian, trustee, liquidator or other similar official acting in relation to any Borrower, any amount paid by any Borrower to the such Lender and this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that, as between it, on the one hand, and the Lenders on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.
SECTION 7.02    Release of Guarantee.

The Guarantor will be automatically and unconditionally released from its Guarantee without any action required on the part of any Lender upon payment in full in cash of the principal of, premium, if any, accrued and unpaid interest on the Loans and all other Obligations under this Agreement that are then due and payable in respect of the Loans.
At the Guarantor’s request and expense, the Lenders will promptly execute and deliver an instrument evidencing such release. The Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of this Agreement.
SECTION 7.03    Limitation of the Guarantor’s Liability.

The Guarantor and, by its acceptance hereof, each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Lenders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the obligations of the Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.
SECTION 7.04    [Reserved].

SECTION 7.05    Waiver of Subrogation.

The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Lenders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
SECTION 7.06    Waiver of Stay, Extension or Usury Laws.

The Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law that would prohibit or forgive the Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force; and the Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Lenders, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VIII
Miscellaneous

SECTION 8.01    Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, as follows:
(a)    if to any Loan Party, to it at American Apparel, Inc. 747 Warehouse St., Los Angeles, CA 90021, Attention: General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Attention: David Reamer (Telecopy No. (917) -777-2850); E-Mail dreamer@skadden.com);

(b)    if to Standard General, to it at the following address:
Standard General L.P.
767 5th Avenue
New York, New York 10153
Attention: Gail D. Steiner
E-Mail Address: GSteiner@standgen.com

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Craig A. Bowman
E-Mail Address: cabowman@debevoise.com

(c)    if to any Credit Party, to it at its address (or facsimile number or e-mail address) as set forth on Schedule 1.01(a) hereto or on any Assignment and Acceptance.

Notwithstanding the foregoing, any notice hereunder sent by e-mail shall be solely for the distribution of (i) routine communications such as financial statements and (ii) documents and signature pages for execution by the parties hereto, and for no other purpose. Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given three (3) days after mailing or otherwise upon delivery.
SECTION 8.02    Waivers; Amendments.

(a)    No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 8.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

(b)    Except as otherwise specifically provided herein, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided however, that no such waiver, amendment, modification or other agreement shall:

(i)increase the Commitment of any Lender without the prior written consent of such Lender;

(ii)reduce the principal amount of any Obligation or reduce the rate of interest thereon, or reduce any fees payable under the Loan Documents without the consent of the Lenders adversely affected thereby;

(iii)postpone the scheduled date of payment of the principal amount of any Obligation, or any interest thereon, or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the expiration of the Commitments or postpone the Maturity Date without the consent of the Lenders adversely affected thereby;

(iv)change Section 2.08(a) without the prior written consent of each Lender adversely affect thereby; or

(v)without prior written consent of all Lenders:

(A)    subordinate the Obligations hereunder to any other Indebtedness;
(B)    change any of the provisions of this Section 8.02 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; or
(C)    change Section 8.04(a).
(c)    Notwithstanding anything to the contrary contained in this Section 8.02, in the event that any Loan Party shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to Section 8.02(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of all of the Lenders, the Guarantor and such Required Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Guarantor (such Lender or Lenders, collectively the “Minority Lenders”) subject to their providing for (i) the termination of each Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other Eligible Assignees, or an increase in the Commitment of one or more of the Required Lenders, so that the aggregate amount of the Commitments after giving effect to such amendment shall be in the same amount as the aggregate amount of the Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, fees and other amounts) of the Minority Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.
(d)    No notice to or demand on any Borrower shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against any Borrower unless signed by such Borrower.

SECTION 8.03    Expenses; Indemnity; Damage Waiver.

(a)    The Loan Parties shall be jointly and severally obligated to pay all reasonable out-of-pocket expenses incurred by the Initial Lender, any Lender and any Collateral Agent, including reasonable fees, charges and disbursements of counsel and outside consultants for each of the Initial Lender, such Lender and such Collateral Agent (including, without limitation, commercial finance examiners), in connection with the enforcement or protection of their rights in connection with the Loan Documents, or in connection with the Loans made hereunder, including all reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; provided that the Lenders who are not the Initial Lender and any Collateral Agent shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel). For the avoidance of doubt, each party hereto shall pay its own expenses incurred in connection with the negotiation and documentation of this Agreement.

(b)    The Borrowers shall, jointly and severally, indemnify the Credit Parties and each of their Subsidiaries and Affiliates, and each of their respective stockholders, directors, officers, employees, agents, attorneys, and advisors of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee incurred in connection with any such damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations or liabilities), incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loans or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by any Borrower or any Subsidiary of a Borrower, or any Environmental Liability related in any way to any Borrower or any Subsidiary of a Borrower, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) without duplication to Section 2.12(b), any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates). In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel, and the Borrower shall promptly pay the reasonable and documented fees and expenses of such counsel; provided that such fees and expenses of counsel shall be limited to one primary counsel (and one counsel in each relevant material jurisdiction) representing all similarly situated Indemnitees (absent a conflict of interest, written notice of which is given to the Guarantor, in which case the Indemnitees may engage and be reimbursed for additional counsel). This Section 8.03 shall not apply to Taxes with respect to payments on the Loans other than Taxes referred in 8.03(b)(v).

(c)    No Borrower shall assert and, to the extent permitted by Applicable Law, each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by the Loan Documents, any Loans or the use of the proceeds thereof.

(d)    The provisions of this Section 8.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made by or on behalf of any Credit Party. All amounts due under this Section 8.03 shall be payable no later than ten (10) days after written demand therefor.

SECTION 8.04    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Indemnitees), any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (A) Any Lender may assign to one or more Eligible Assignees all or a portion of its outstanding Loans under this Agreement; provided, however, that each assignment of outstanding Loans shall be subject to the following conditions: (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to an assignment shall not be less than $1,000,000, or, if less, the entire remaining amount of the assigning Lender’s Loans; (ii) each partial assignment of outstanding Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans;, (iii) the parties to each assignment shall execute and deliver to the Guarantor and the other Lenders an Assignment and Acceptance. (B) Any Lender may assign to one or more Eligible Assignees all or a portion of its undrawn Commitments under this Agreement; provided, however, that the parties to each assignment of undrawn Commitments shall execute and deliver to the Guarantor and the other Lenders an Assignment and Acceptance. (C) Subject to acceptance and recording thereof pursuant to Section 8.04(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 8.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 8.04(e). The Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of the Borrowers to the assignee and that the assignee shall be considered to be a “Credit Party” for all purposes under this Agreement and the other Loan Documents.

(c)    The Guarantor and each Lender, acting for this purpose as an agent of the Borrowers, shall maintain a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive, and the Borrowers and Credit Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee and any written consent to such assignment required by Section 8.04(b), the Borrowers and each Lender shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 8.04(d).

(e)    Any Lender may, without the consent of the Borrowers or any other Person, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it), subject to the following:

(i)    such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(ii)    such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii)    the Loan Parties and other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;

(iv)    any agreement or instrument pursuant to which a Lender sells a participation in the Loans shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 8.02(b) that adversely affects such Participant;

(v)    subject to clauses (viii) and (ix) of this Section 8.04(e), the Loan Parties agree that each Participant shall be entitled to the benefits of Section 2.06 and Section 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.04(b);

(vi)    to the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender;

(vii)    each Lender, acting for this purpose as an agent of the Borrowers, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register (each a “Participation Register”) meeting the requirements of 26 CFR §5f.103-1(c) for the recordation of the names and addresses of its Participants and their rights with respect to principal amounts (and stated interest) and other Obligations from time to time. The entries in each Participation Register shall be conclusive, and the Borrowers and the Credit Parties may treat each Person whose name is recorded in a Participation Register as a Participant for all purposes of this Agreement (including, for the avoidance of doubt, for purposes of entitlement to benefits under Section 2.06, Section 2.12, and Section 8.08). The Participation Register shall be available for inspection by any Borrower and any Credit Party at any reasonable time and from time to time upon reasonable prior notice;

(viii)    a Participant shall not be entitled to receive any greater payment under Sections 2.06 and 2.12 (subject to the requirement and limitations therein, including the requirements under Section 2.12(e), and it being understood that the documentation required under Section 2.12 shall be delivered to the participating Lender) than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant.

(f)    Any Credit Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Credit Party, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this Section 8.04 shall not apply to any such pledge or assignment of a security interest; provided, however, that no such pledge or assignment of a security interest shall release a Credit Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Credit Party as a party hereto.

(g)    The Loan Parties authorize each Credit Party to disclose to any Participant or assignee and any prospective Participant or assignee, subject to the provisions of Section 8.15, any and all financial information in such Credit Party’s possession concerning the Loan Parties which has been delivered to such Credit Party by or on behalf of the Loan Parties pursuant to this Agreement or which has been delivered to such Credit

Party by or on behalf of the Loan Parties in connection with such Credit Party’s credit evaluation of the Borrowers prior to becoming a party to this Agreement.

SECTION 8.05    Survival.

All covenants, agreements, indemnities, representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Obligation is outstanding and unpaid and so long as the Commitments have not expired or been irrevocably terminated. The provisions of Section 2.06, Section 2.12 and Section 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement, the Credit Parties, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Credit Parties against loss on account of such termination, including, without limitation, with respect to credits previously applied to the Obligations that may subsequently be reversed or revoked.
SECTION 8.06    Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Initial Borrower and when the Initial Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8.07    Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 8.08    Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Credit Party, each Participant, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Credit Party, Participant, or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement or other Loan Document held by a Credit Party, irrespective of whether or not such Credit Party shall have made any demand under this Agreement or other Loan Document and although such obligations may be matured or unmatured or otherwise fully secured. The applicable Lender shall provide the Borrower with written notice promptly after any exercise of the right of setoff. The rights of each Credit Party under this Section 8.08 are in addition to other rights and remedies (including other rights of setoff) that such Credit Party may have. Notwithstanding the foregoing, no Credit Party will, or will permit its Participant to, exercise its rights under this

Section 8.08 without the consent of the Required Lenders.
SECTION 8.09    Governing Law; Jurisdiction; Consent to Service of Process.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    Each party to this Agreement agrees that any suit for the enforcement of this Agreement or any other Loan Document shall be brought in the federal or state courts of the State of New York and consents to the exclusive jurisdiction of such courts. Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Borrower or its properties in the courts of any jurisdiction.

(c)    Each party to this Agreement agrees that any action commenced by it asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the federal or state courts of the State of New York and consents to the exclusive jurisdiction of such courts with respect to any such action.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.10    WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 8.11    Press Releases and Related Matters.

Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Initial Lender or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Initial Lender and without the prior written consent of the Initial Lender unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with the Initial Lender before issuing such press release or other public disclosure. The Guarantor and Initial Borrower consent to the publication by the Initial Lender or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using the Guarantor’s or Initial Borrower’s name, product photographs, logo or trademark. The Initial Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
SECTION 8.12    Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 8.13    Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, the “Charges”), shall be found by a court of competent jurisdiction in a final order to exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 8.14    Additional Waivers.

(a)    To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise or (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document.

(b)    The obligations of each Loan Party to pay the Obligations in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of all Commitments to any Loan Party under any Loan Document), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party shall not be discharged or impaired or otherwise affected by the failure of any Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after termination of all Commitments to any Loan Party under any Loan Document).

(c)    To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations after the termination of all Commitments to any Loan Party under any Loan Document. The Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and performed in full after the termination of Commitments to any Borrower under any Loan Document. Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)    Any indebtedness of any Loan Party now or hereafter held by any other Loan Party or any Subsidiary thereof is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations, and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party or any such Subsidiary thereof on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Lenders, to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.

(e)    Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party waives all rights and defenses arising out of an election of remedies by any Credit Party, even though that election of remedies has destroyed such Credit Party’s rights of subrogation and reimbursement against such Loan Party by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise. Each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

(f)    Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations, and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Borrower to perform its Obligations, even if such information is adverse, and even if such information might influence the decision of one or more of the Borrowers to continue to be jointly and severally liable for the Obligations of one or more of the other Borrowers. To the fullest extent permitted by Applicable Law, each Loan Party hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.

SECTION 8.15    Confidentiality.

(a)    Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their Affiliates and their Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and any actual or prospective counterparty or advisors to any swap or derivative transactions relating to the Loan Parties and the Obligations, (g) with the consent of the Guarantor or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Credit Party on a nonconfidential basis from a source other than the Loan Parties. For the purposes of this Section 8.15(a), the term “Information,” means all information received from the Loan Parties relating to their business, other than any such information that is available to the Credit Parties on a nonconfidential basis prior to disclosure by the Loan Parties; provided that, in the case of information received from the Loan Parties after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)    Each of the Loans Parties agrees to maintain the confidentiality of the Lender Information (as defined below), except that Lender Information may be disclosed (a) to their Affiliates and their Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, or (e) with the consent of the Credit Parties. In the event that any Loan Party is permitted to disclose Lender Information pursuant to clause (b) or (c) above, such Loan Party will notify the Credit Parties as early as practicable prior to such disclosure. For the purposes of this Section 8.15(b), the term “Lender Information,” means all information received from the Loan Parties in connection with the Loan Documents or set forth therein, including, without limitation, the identity of the Credit Parties and their Affiliates. Any Person required to maintain the confidentiality of Lender Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 8.16    Patriot Act.

Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Act. The Initial Borrower is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
SECTION 8.17    Foreign Asset Control Regulations.

Neither the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their respective Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
AMERICAN APPAREL (CARNABY)
LIMITED,
as the Initial Borrower

By:
Name:
Title:

AMERICAN APPAREL, INC.
as the Guarantor

By:
Name:
Title:

American Apparel Credit Agreement

STANDARD GENERAL L.P.,
as the Initial Lender

By:
Name:
Title:

American Apparel Credit Agreement

Schedule 1.01(a)
Lenders and Commitments

Initial Lender	Commitment
Standard Clothing LLC	$15,000,000

Schedule 3.01

Organization Information

Entity Name (as it appears on such Company’s Certificate)	Entity Type	Jurisdiction of Organization	Org ID No.	Tax ID No.
American Apparel, Inc.	Corporation	Delaware	4004038	20-3200601
American Apparel (Carnaby) Limited	Private Company	England & Wales	05114129	N/A

Schedule 3.08

Litigation

1.
Shareholder Derivative Actions. In 2010, two shareholder derivative lawsuits were filed in the United States District Court for the Central District of California (the “Court”) that were subsequently consolidated for all purposes into a case entitled In re American Apparel, Inc. Shareholder Derivative Litigation, Lead Case No. CV106576 (the “First Derivative Action”). Plaintiffs in the First Derivative Action alleged a cause of action for breach of fiduciary duty arising out of (i) the Company's alleged failure to maintain adequate accounting and internal control policies and procedures; (ii) the Company's alleged violation of state and federal immigration laws in connection with the previously disclosed termination of over 1,500 employees following an Immigration and Customs Enforcement inspection; and (iii) the Company's alleged failure to implement controls sufficient to prevent a sexually hostile and discriminatory work environment. The Company does not maintain any direct exposure to loss in connection with these shareholder derivative lawsuits. The Company's status as a "Nominal Defendant" in the actions reflects that the lawsuits are purportedly maintained by the named plaintiffs on behalf of American Apparel and that plaintiffs seek damages on the Company's behalf. The Company filed a motion to dismiss the First Derivative Action which was granted with leave to amend on July 31, 2012. Plaintiffs did not amend the complaint and subsequently filed a motion to dismiss each of their claims, with prejudice, for the stated purpose of taking an immediate appeal of the Court's July 31, 2012 order. On October 16, 2012, the Court granted the Plaintiffs' motion to dismiss and entered judgment accordingly. On November 12, 2012, Plaintiffs filed a Notice of Appeal to the Ninth Circuit Court of Appeals where the case is currently pending.

In 2010, four shareholder derivative lawsuits were filed in the Superior Court of the State of California for the County of Los Angeles (the "Superior Court") which were subsequently consolidated for all purposes into a case entitled In re American Apparel, Inc. Shareholder Derivative Litigation, Lead Case No. BC 443763 (the "State Derivative Action"). Three of the matters comprising the State Derivative Action alleged causes of action for breach of fiduciary duty arising out of (i) the Company's alleged failure to maintain adequate accounting and internal control policies and procedures; and (ii) the Company's alleged violation of state and federal immigration laws in connection with the previously disclosed termination of over 1,500 employees following an Immigration and Customs Enforcement inspection. The fourth matter alleges seven causes of action for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets also arising out of the same allegations. On April 12, 2011, the Superior Court issued an order granting a stay (which currently remains in place) of the State Derivative Action on the grounds that, among other reasons, the case is duplicative of the First Derivative Action.
In July 2014, two shareholder derivative lawsuits were filed in the Court that were subsequently consolidated for all purposes into a case entitled In re American Apparel, Inc. 2014 Shareholder Derivative Litigation, Lead Case No. 14-CV-5699 (the “Second Derivative Action,” and together with the First Derivative Action, the “Federal Derivative Actions”). Plaintiffs in the Second Derivative Action alleged similar causes of action for breach of fiduciary duty by failing to (i) maintain adequate internal control and exercise proper oversight over Mr. Charney, whose alleged misconduct and mismanagement has purportedly harmed the Company's operations and financial condition, (ii) ensure Mr. Charney's suspension as CEO did not trigger material defaults under two of the Company's credit agreements, and (iii) prevent Mr. Charney from increasing his ownership percentage of the Company. The Second Derivative Action primarily seeks to recover damages and reform corporate governance and internal procedures. The Company does not maintain any direct exposure to loss in connection with these shareholder derivative lawsuits. The Company's status as a "Nominal Defendant" in the actions reflects that the lawsuits are purportedly maintained by the named plaintiffs on behalf of American Apparel and that plaintiffs seek damages on the Company's behalf. The Company has filed a motion to dismiss, and the parties are currently briefing this motion.
Both the Federal Derivative Actions and State Derivative Actions are covered under the Company's

Directors and Officers Liability insurance policy, subject to a deductible and a reservation of rights.
Should the above matters (i.e., the Federal Derivative Actions or the State Derivative Action) be decided against the Company in an amount that exceeds the Company's insurance coverage, or if liability is imposed on grounds that fall outside the scope of the Company's Directors and Officers Liability insurance coverage, the Company could not only incur a substantial liability, but also experience an increase in similar suits and suffer reputational harm. The Company is unable to predict the financial outcome of these matters at this time, and any views formed as to the viability of these claims or the financial exposure which could result may change from time to time as the matters proceed through their course. However, no assurance can be made that these matters, either individually or together with the potential for similar suits and reputational harm, will not result in a material financial exposure, which could have a material adverse effect upon the Company's financial condition, results of operations, or cash flows.

2.
Charney v. American Apparel. On June 18, 2014, American Apparel’s Board of Directors suspended its CEO, Dov Charney, and gave notice of the Company’s intention to terminate him for cause. On June 23, 2014, Mr. Charney commenced arbitration against the Company and asserted claims “in excess of $50 million” for the Company’s alleged “breach of employment agreement, breach of covenant of good faith and fair dealing, retaliatory discharge, violation of Age Discrimination in Employment Act, intentional infliction of emotional distress, defamation and related claims.” That matter has been stayed by agreement of the parties pursuant to the Nomination, Support, and Standstill Agreement dated as of July 9, 2014, and appended to the Form 8-K filed by the Company with the SEC.

Schedule 3.13

Environmental Compliance

None.

Schedule 3.14

Labor Contracts
None.

Exhibit A
Form of Assignment and Acceptance
ASSIGNMENT AND ACCEPTANCE
Reference is made to the Credit Agreement dated as of March 25, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) American Apparel (Carnaby) Limited as the Initial Borrower and the Additional Borrowers party thereto (together with the Initial Borrower, the “Borrowers”), (ii) American Apparel, Inc. as Guarantor, (iii) Standard General L.P., on behalf of one or more of its controlled funds (“Standard General”) and (iv) the other Lenders party thereto. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
___________________ (the “Assignor”) and __________________ (the “Assignee”) agree as follows:

1.
The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest described in Section 1 of Schedule I hereto in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement as of the Effective Date (defined below). After giving effect to such sale and assignment, the principal amount of the Loans owing to the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

2.
The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and that it is legally authorized to enter into this Assignment and Acceptance; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) confirms, in the case of an assignment to an Assignee who is not a Lender or an Affiliate of a Lender or an Approved Fund, that the amount of the Loans subject to this Assignment and Acceptance is not less than $1,000,000 or, if less, the entire remaining amount of the Assignor’s Loans.

3.
The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.07(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon Standard General, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (d) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (e) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof and (f) agrees to deliver to the each Lender and the Borrowers such documents and other information as required by Section 2.12(e) of the Credit Agreement, as applicable.

4.
The effective date of this Assignment and Acceptance shall be the date of receipt of a duly completed Assignment and Acceptance executed by the Assignor and the Assignee by the Borrowers and each Lender, unless otherwise specified on Schedule I hereto (the “Effective Date”).

5.
Upon such acceptance by the Borrowers and each Lender and recording by the Borrowers and each Lender, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Acceptance, shall have the rights and obligations under the Credit Agreement of a Lender thereunder, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, other than those relating to events or circumstances occurring prior to the Effective Date, and except as otherwise provided in Section 8.04 of the Credit Agreement.

6.
Upon such acceptance and recording by the Borrowers and each Lender, from and after the Effective Date, the Assignor shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

7.	This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8.
This Assignment and Acceptance may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Assignment and Acceptance by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written on Schedule I hereto.
[ASSIGNOR]
By:
Name:
Title:
[ASSIGNEE]
By:
Name:
Title:
Lending Office (and address for notices):
[Address]

Schedule I to Assignment and Acceptance
Dated ______, ____
This is Schedule I to Assignment and Acceptance with respect to the Credit Agreement dated as of March 25, 2015, as amended, modified, supplemented or restated and in effect from time to time, by and among (i) American Apparel (Carnaby) Limited as the Initial Borrower and the Additional Borrowers party thereto, (ii) American Apparel, Inc. as Guarantor, (iii) Standard General L.P., on behalf of one or more of its controlled funds and (iv) the other Lenders party thereto.

Section 1.
Name of Assignor:
Name of Assignee:
Principal amount of Loans assigned:	$
Section 2.
Principal amount of Loans owing to Assignor:	$
Principal amount of Loans owing to Assignee:	$
Section 3.
Effective Date:

Exhibit B
NOTE

$______[_________], 201__
FOR VALUE RECEIVED, the undersigned (the “Borrower”) promises to pay to [Insert name of Lender] (the “Lender”), with its offices at [Insert address of Lender], the principal sum of [__________] DOLLARS ($[______]), with interest, including PIK Interest, if any, at the rate and payable in the manner stated in the Credit Agreement dated as of March 25, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) [American Apparel (Carnaby) Limited as the Initial Borrower,]1. the Borrower and the Additional Borrowers party thereto, (ii) American Apparel, Inc. as Guarantor, (iii) Standard General L.P., on behalf of one or more of its controlled funds and (iv) the other Lenders party thereto. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest (including PIK Interest, if any) on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Lender’s books and records concerning the Loan, the accrual of interest thereon, and the repayment of such Loan, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.
No delay or omission by the Lender in exercising or enforcing any of the Lender’s powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.
The Borrower, and each guarantor of this Note, waives presentment, demand, notice and protest, and also waives any delay on the part of the holder hereof. The Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other Person obligated on account of this Note.
This Note shall be binding upon the Borrower, and each guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors and assigns.

1 Use when signatory is not the Initial Borrower.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
The Borrower agrees that any suit for the enforcement of this Note or any other Loan Document shall be brought in the courts of the State of New York sitting in New York City or any federal court sitting therein and consents to the exclusive jurisdiction of such courts. The Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Note or any other Loan Document shall be brought solely in the courts of the State of New York sitting in New York City or any federal court sitting therein and consents to the exclusive jurisdiction of such courts with respect to any such action.
The Borrower makes the following waiver knowingly, voluntarily and intentionally, and understands that the Lender, in the establishment and maintenance of its relationship with the Borrower contemplated by this Note, are relying thereon. THE BORROWER, EACH GUARANTOR AND SURETY, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVE THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND WAIVE DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.
THE LOANS HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS MAY BE OBTAINED BY CONTACTING THE CHIEF FINANCIAL OFFICER OF THE BORROWER AT 213-488-0226.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date set forth above.
[_________________]
By:
Name:
Title:

Exhibit C
Form of Joinder
JOINDER TO CREDIT AGREEMENT
This Joinder to Credit Agreement (this “Joinder”) is made as of_________, 20__, by and among:
__________________ (the “New Borrower”), with its principal executive offices at __________________;
and each Lender, with its principal executive offices at c/o [    ___];
in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
W I T N E S S E T H :
A.Reference is made to a certain Credit Agreement dated as of March 25, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) American Apparel (Carnaby) Limited as the Initial Borrower and the Additional Borrowers party thereto (together with the Initial Borrower, the “Existing Borrowers”), (ii) American Apparel, Inc. as Guarantor, (iii) Standard General L.P., on behalf of one or more of its controlled funds and (iv) the other Lenders party thereto. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B.The New Borrower desires to become a party to, and to be bound by the terms of, the Credit Agreement and the other Loan Documents in the same capacity and to the same extent as the Existing Borrowers thereunder.

C.Pursuant to the terms of the Credit Agreement, in order for the New Borrower to become party to the Credit Agreement and the other Loan Documents as provided herein, the New Borrower and the Existing Borrowers are required to execute this Joinder.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Joinder and Assumption of Obligations. Effective as of the date of this Joinder, the New Borrower hereby acknowledges that the New Borrower has received and reviewed a copy of the Credit Agreement and the other Loan Documents, and acknowledges and agrees to:

(a)	join in the execution of, and become a party to, the Credit Agreement as a Borrower thereunder, as indicated with its signature below;

(b)
be bound by all representations, warranties, covenants, agreements, liabilities and acknowledgments of the Existing Facility Guarantors under the Credit Agreement and the other Loan Documents, in each case, with the same force and effect as if such New Borrower was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a Borrower therein;

(c)	assume all rights and interests and perform all applicable duties and Obligations of the Existing Borrowers under the Credit Agreement and the other Loan Documents; and

(d)	upon request, execute and deliver to each requesting Lender a promissory note substantially in the form of Exhibit B to the Credit Agreement.

2.
Representations, Warranties and Covenants. The New Borrower (i) confirms that, after giving effect to the Supplemental Schedules (as defined below), all representations and warranties set forth in the Credit Agreement as of the date hereof are true and correct in all material respects (provided that any such representation and warranty that is qualified as to materiality or “Material Adverse Effect” or similar language shall be true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (but without any duplication of any materiality qualifications) as of such earlier date (ii) agrees that from and after the date of this Joinder such New Borrower shall be bound by the covenants set forth in the Credit Agreement. To the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules to the Credit Agreement, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder (collectively, the “Supplemental Schedules”).

3.
Ratification of Loan Documents. Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any obligors thereon or collateral security therefor.

4.	Conditions Precedent to Effectiveness. This Joinder shall not be effective until each of the following conditions precedent have been fulfilled to the reasonable satisfaction of each Lender.

(a)	This Joinder shall have been duly executed and delivered by the respective parties hereto, in form and substance reasonably satisfactory to each Lender.

(b)
All action on the part of the New Borrower and the other Loan Parties necessary for the valid execution, delivery and performance by the New Borrower and the other Loan Parties of this Joinder and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to each Lender shall have been provided to each Lender.

(c)	The New Borrower shall each have delivered the following to each Lender, in form and substance reasonably satisfactory to each Lender:

(i)
A copy of the certificate or articles of incorporation or certificate of formation, as applicable, of such New Borrower, certified by the Secretary of State of the jurisdiction of its organization, and a certificate of good standing (to the extent such concept exists) from such applicable Secretary of State.

(ii)
A certificate of an authorized officer relating to the organization and existence of such party, the authorization of the transactions contemplated by the Loan Documents, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all Charter Documents.

a)	Execution and delivery by the New Borrower of any other applicable Loan Documents and agreements required by the Lenders.

(d)
The Lenders shall have received a written legal opinion of the New Borrower’s counsel addressed to the Lenders, covering such matters relating to the New Borrower, the Loan Documents and/or the transactions contemplated thereby as each Lender shall reasonably request.

(e)
All reasonable out-of-pocket fees and Credit Party expenses incurred by the Lenders in connection with the preparation and negotiation of this Joinder and related documents (including the reasonable fees and expenses of counsel to the Lenders) shall have been paid in full.

(f)	No Default or Event of Default shall have occurred and be continuing.

(g)	The Loan Parties shall have executed and delivered to the Lenders such additional documents, instruments and agreements as each Lender may reasonably request.

5.	Miscellaneous.

(a)
This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)
This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)
Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

(d)
The Loan Parties shall pay all Credit Party Expenses of the Credit Parties, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Joinder in accordance with the terms of the Credit Agreement.

(e)
The New Borrower warrants and represents that the New Borrower has consulted with independent legal counsel of its selection in connection with this Joinder and is not relying on any representations or warranties of the Lenders or their counsel in entering into this Joinder.

(f)	THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.
[NEW BORROWER]:
By:
Name:
Title:
[LENDERS]
By:
Name:
Title:

Acknowledged and Agreed:
INITIAL BORROWER:
AMERICAN APPAREL (CARNABY) LIMITED
By:
Name:
Title:
[EXISTING BORROWERS AS OF THE DATE OF THE JOINDER]:
[___
By:
Name:
Title:     ]

Exhibit D-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement dated as of March 25, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) American Apparel (Carnaby) Limited as the Initial Borrower and the Additional Borrowers party thereto (together with the Initial Borrower, the “Borrowers”), (ii) American Apparel, Inc. as Guarantor, (iii) Standard General L.P., on behalf of one or more of its controlled funds and (iv) the other Lenders party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8 BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers, and (2) the undersigned shall have at all times furnished the Borrowers with a properly completed and currently effective certificate either in the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit D-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement dated as of March 25, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) American Apparel (Carnaby) Limited as the Initial Borrower and the Additional Borrowers party thereto (together with the Initial Borrower, the “Borrowers”), (ii) American Apparel, Inc. as Guarantor, (iii) Standard General L.P., on behalf of one or more of its controlled funds and (iv) the other Lenders party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8 BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate either in the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit D-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement dated as of March 25, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) American Apparel (Carnaby) Limited as the Initial Borrower and the Additional Borrowers party thereto (together with the Initial Borrower, the “Borrowers”), (ii) American Apparel, Inc. as Guarantor, (iii) Standard General L.P., on behalf of one or more of its controlled funds and (iv) the other Lenders party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8 BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8 BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate either in the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit D-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement dated as of March 25, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) American Apparel (Carnaby) Limited as the Initial Borrower and the Additional Borrowers party thereto (together with the Initial Borrower, the “Borrowers”), (ii) American Apparel, Inc. as Guarantor, (iii) Standard General L.P., on behalf of one or more of its controlled funds and (iv) the other Lenders party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8 BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8 BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers, and (2) the undersigned shall have at all times furnished the Borrowers with a properly completed and currently effective certificate either in the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit B
NOTE

$15,000,000 March 25, 2015
FOR VALUE RECEIVED, the undersigned (the “Borrower”) promises to pay to Standard Clothing LLC (the “Lender”), with its offices at 767 5th Avenue, New York, NY 10153, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), with interest, including PIK Interest, if any, at the rate and payable in the manner stated in the Credit Agreement dated as of March 25, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) the Borrower and the Additional Borrowers party thereto, (ii) American Apparel, Inc. as Guarantor, (iii) Standard General L.P., on behalf of one or more of its controlled funds and (iv) the other Lenders party thereto. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest (including PIK Interest, if any) on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Lender’s books and records concerning the Loan, the accrual of interest thereon, and the repayment of such Loan, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.
No delay or omission by the Lender in exercising or enforcing any of the Lender’s powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.
The Borrower, and each guarantor of this Note, waives presentment, demand, notice and protest, and also waives any delay on the part of the holder hereof. The Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other Person obligated on account of this Note.
This Note shall be binding upon the Borrower, and each guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors and assigns.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
The Borrower agrees that any suit for the enforcement of this Note or any other Loan Document shall be brought in the courts of the State of New York sitting in New York City or any federal court sitting therein and consents to the exclusive jurisdiction of such courts. The Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Note or any other Loan Document shall be brought solely in the courts of the State of New York sitting in New York City or any federal court sitting therein and consents to the exclusive jurisdiction of such courts with respect to any such action.
The Borrower makes the following waiver knowingly, voluntarily and intentionally, and understands that the Lender, in the establishment and maintenance of its relationship with the Borrower contemplated by this Note, are relying thereon. THE BORROWER, EACH GUARANTOR AND SURETY, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVE THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND WAIVE DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date set forth above.
AMERICAN APPAREL (CARNABY) LIMITED
By:
Name:
Title:

SUBORDINATION AGREEMENT
This SUBORDINATION AGREEMENT (this “Agreement”) is made as of March 25, 2015 by and among American Apparel, Inc., a Delaware corporation (the “Borrower”), American Apparel (Carnaby) Limited, a private company with limited liability incorporated under the laws of England and Wales (the “Subordinated Creditor”), and the Administrative Agent (as defined in the Credit Agreement (referred to below)) pursuant to that certain Credit Agreement.
WITNESSETH
WHEREAS, the Subordinated Creditor may from time to time make loans to the Borrower with the proceeds of amounts loaned to the Subordinated Creditor under that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Standard General Credit Agreement”), among the Borrower, the Subordinated Creditor, and Standard General L.P., on behalf of one or more of its controlled funds, as the initial lender, which loans to the Borrower by the Subordinated Creditor shall be evidenced by an intercompany note and/or other instrument or document (collectively, the “Subordinated Debt Documents”), and which loans, as well as the right to payment due thereunder, are and shall be unsecured; and
WHEREAS, the Borrower has entered into the Credit Agreement, dated as of April 4, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) American Apparel (USA) LLC, a California limited liability company (the “Company”), (ii) the other borrowers party thereto, (iii) the other Credit Parties party thereto, (iv) the Lenders from time to time party thereto, (v) Capital One, N.A., as L/C Issuer, and (vi) Capital One Leverage Finance Corp., as Administrative Agent (in such capacity, the “Administrative Agent”) and Swing Line Lender, pursuant to which the Lenders thereunder have, upon certain terms and conditions, made loans and provided other financial accommodations to or for the benefit of the Company and certain of its Affiliates secured by substantially all assets and properties of the Credit Parties;
NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement. The Administrative Agent, the Lenders and the other Secured Parties (as defined in the Credit Agreement) are referred to herein as the “Senior Creditors”.

2.Subordination: Each of the Subordinated Creditor and the Borrower hereby agrees with the Administrative Agent that the principal, interest, fees, expenses and all other amounts due (collectively, the “Subordinated Debt Obligations”) under the Subordinated Debt Documents are and shall be subject to and subordinate to the Obligations on the terms and conditions set forth in this Agreement until the date upon the last to occur of (i) the expiration or termination of the Commitments, (ii) the indefeasible payment in full in cash of principal of and interest on each Loan and all fees and other Obligations, (iii) the expiration, termination, cash collateralization or backstopping by a letter of credit reasonably acceptable to the Administrative Agent and the L/C Issuer of all Letters of Credit, (iv) the reimbursement of all Letter of Credit disbursements and Unreimbursed Amounts, and (v) the satisfaction or cash collateralization of all Bank Product Obligations (such date, the “Credit Facility Termination Date”). The Subordinated Creditor will not commence any action or proceeding of any kind against the Borrower, or against any of the Borrower’s assets, to recover all or any part of the Subordinated Debt Obligations not paid when due, and no holder of the Subordinated Debt Obligations shall at any time join with any creditor in bringing any proceeding against the Borrower, under any liquidation, conservatorship, bankruptcy, reorganization, rearrangement or other insolvency law now or hereafter existing, unless and until the occurrence of the Credit Facility Termination Date.

3.Deferral of Subrogation: The Subordinated Creditor shall not be subrogated to the rights of the Secured Parties with respect to the obligations under the Credit Agreement and the other Loan Documents until the occurrence of the Credit Facility Termination Date; and for the purposes of such subrogation, no payments or distributions to the Secured Parties of any cash, property or securities to which the Subordinated Creditor would be entitled except for these provisions shall, as among the Subordinated Creditor, its creditors other than the Administrative Agent, the other Secured Parties and the Borrower, be deemed to be a payment by the Subordinated Creditor to or on account of the obligations under the Credit Agreement and the other Loan Documents.
4.Further Assurances: The Subordinated Creditor and the Borrower shall execute all such further instruments and do such other and further acts as the Administrative Agent or the other Secured Parties may reasonably request in furtherance of the Administrative Agent’s and the other Secured Parties’ rights hereunder and/or the purposes of this Agreement. The respective obligations of the Subordinated Creditor and the Borrower hereunder being unique, are specifically enforceable by the Administrative Agent and the other Secured Parties.

5.    Acknowledgement: The Subordinated Creditor hereby acknowledges and agrees that the Subordinated Debt Obligations are unsecured and covenants and agrees that the Subordinated Debt Obligations shall remain unsecured. In addition, the Subordinated Creditor hereby agrees, upon request of the Administrative Agent at any time and from time to time, to execute such other documents or instruments as may be requested by the Administrative Agent further to evidence of public record or otherwise the senior priority of the Obligations as contemplated hereby.

6.    No part of the Subordinated Debt Obligations have been assigned to or subjected to another security interest in favor of anyone other than the Senior Creditors. The Subordinated Creditor shall not assign or subordinate any part of the Subordinated Debt Obligations except with the prior written consent of the Administrative Agent (other than with respect to Subordinated Debt Obligations which are subordinated pursuant to the requirements of the Senior Notes Indenture (as defined in the Standard General Credit Agreement)).

7.    Application Of Proceeds: The proceeds (if any) received by the Administrative Agent or the other Secured Parties on account of the Subordinated Debt Obligations shall be applied towards the Obligations in such order and manner as the Administrative Agent may determine in its sole discretion. Any such proceeds received by the Administrative Agent in excess of the amounts necessary to satisfy the Obligations shall be paid to the Subordinated Creditor. The Borrower shall not make any payment to the Subordinated Creditor under the Subordinated Debt Documents, nor shall the Subordinated Creditor accept any payment from the Borrower under the Subordinated Debt Documents, except to the extent that such payment is permitted under the Credit Agreement.

8.    Subordination on Dissolution, Liquidation or Reorganization: Upon payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, in any insolvency or bankruptcy proceeding, unless and until the Credit Facility Termination Date has occurred, (a) no direct or indirect payments or distributions of any kind or character, whether in cash, property or securities, shall be made by or on behalf of the Borrower or shall be accepted by the Subordinated Creditor on account of the Subordinated Debt Obligations and (b) the Administrative Agent shall be entitled to receive directly, for application of the payment of the Obligations, any payments or distributions of any kind or character, whether in cash, property or securities, made by any Person on account of the Subordinated Debt Obligations. The Administrative Agent is hereby authorized to demand, sue for, collect and receive every such payment or distribution described in this Section 8 and give acceptance herefor and file an appropriate claim for and on behalf of the Subordinated Creditor if the Subordinated Creditor does not file, and there is not otherwise filed on behalf of the Subordinated Creditor, a proper claim or proof of claim in the form required in any such insolvency or bankruptcy proceeding prior to 10 Business Days before the expiration of the time to file such claim or claims.
Upon any payment or distribution of assets of the Borrower in any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding, the Subordinated Creditor shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which an insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Subordinated Creditor, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Administrative Agent and the other Secured Parties and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.
9.    Certain Waivers By Borrowers: The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.
10.    Certain Waivers By Subordinated Creditors: The Subordinated Creditor:

a.	Waives notice of non-payment, presentment, demand, notice, protest or otherwise with respect to the Obligations and/or the Subordinated Debt Obligations.

b.	Waives notice of the acceptance of this Agreement by the Administrative Agent and the other Secured Parties.

c.
Assents to any extension, renewal, indulgence or waiver, permitted to the Borrower and/or any other person liable or obligated to the Administrative Agent or the other Secured Parties for or on the Obligations and waives all suretyship defenses generally.

d.
If entitled thereto, waives the right to notice and/or hearing prior to the Administrative Agent’s or the other Secured Parties’ exercising of the Administrative Agent’s or the other Secured Parties’ rights and remedies hereunder.

No action by the Administrative Agent or any other Secured Party which has been assented to herein shall affect the obligations of the Subordinated Creditor to the Administrative Agent or the other Secured Parties hereunder.
11.    Continuing Effectiveness of Subordination:

a.
The Administrative Agent and the other Secured Parties may continue to rely upon this Agreement and the subordination effected hereby with respect to all Obligations which may arise hereafter. The repayment and satisfaction of all of the Obligations shall not terminate this Agreement and the subordination effected hereby as to any Obligations which arise thereafter.

b.
The subordination effected hereby shall not be affected by any fraudulent, illegal, or improper act by the Borrower, the Subordinated Creditor, or any person liable or obligated to the Administrative Agent or any other Secured Party for or on the Obligations, nor by any release, discharge or invalidation, by operation of law or otherwise, of the Obligations or by the legal incapacity of the Borrower, the

Subordinated Creditor, or any other person liable or obligated to the Administrative Agent or the other Secured Parties for or on the Obligations.

c.    All interest on the Obligations for which the Borrower has agreed to be liable and all costs of collection shall continue to accrue and shall continue to be
Obligations for purposes of the subordination effected hereby notwithstanding any stay to the enforcement thereof against the Borrower or disallowance therefor against the Borrower.

d.    This Agreement, if previously terminated, shall be automatically reinstated, without any further action, if at any time any payment made or value received by the Administrative Agent or any other Secured Party with respect to the
Obligations is rescinded or must otherwise be returned by the Administrative
Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made or value received.

12.    Non-Impairment: The above provisions are not intended to impair (a) the obligation of the Borrower, which is absolute and unconditional, to pay to the Subordinated Creditor the Subordinated Debt Obligations, as and when the same shall become due and payable in accordance with its terms, principal and interest thereon, subject to the rights of the Administrative Agent and the other Secured Parties as provided in the above provisions, or (b) to affect the relative rights of the Subordinated Creditor and other creditors of the Borrower, other than the relative rights of the Subordinated Creditor with respect to the Administrative Agent and the other Secured Parties.

13.    Agent’s Books and Records: The books and records of the Administrative Agent showing the accounts between the Administrative Agent and the Borrower and (if any) the Administrative Agent and the Subordinated Creditor shall be admissible in any action or proceeding to enforce this Agreement and shall constitute prima facie evidence and proof of the items contained therein.

14.    Effect of Breach of Agreement: Each of the Borrower and the Subordinated Creditor hereby acknowledges and agrees that any failure by the Borrower or the Subordinated Creditor to promptly, punctually, and faithfully perform or discharge any of its obligations hereunder shall be an Event of Default under the Credit Agreement.

15.    Costs of Enforcement:

a.
The Borrower will pay on demand all reasonable and documented attorneys’ fees and out-of-pocket expenses incurred by the Administrative Agent’s and the other Secured Parties’ attorneys and all reasonable and documented costs incurred by the Administrative Agent and the other Secured Parties, which costs and expenses are related to the Administrative Agent’s and the other Secured Parties’ efforts to preserve, protect, collect, or enforce any of the obligations of the Subordinated Creditor and/or any of the obligations of the Borrower and/or any of the Administrative Agent’s and the Other Secured Parties’ Rights and Remedies hereunder (whether or not suit is instituted by or against the Administrative Agent or the other Secured Parties).

b.
The Subordinated Creditor will pay on demand all reasonable and documented attorneys’ fees and out-of-pocket expenses incurred by the Administrative Agent’s and the other Secured Parties’ attorneys and all reasonable and documented costs incurred by the Administrative Agent and the other Secured Parties, which costs and expenses are related to the Administrative Agent’s and the other Secured Parties’ efforts to preserve, protect, collect, or enforce any of the obligations of the Subordinated Creditor and/or any of the Administrative Agent’s and the Other Secured Parties’ Rights and Remedies hereunder (whether or not suit is instituted by or against the Administrative Agent or the other Secured Parties).

16.    Incorporation: This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. No provisions hereof may be altered, amended, waived, canceled, or modified, except by a written instrument executed, sealed, and acknowledged by a duly authorized officer of the Administrative Agent, Subordinated Creditor and the Borrower.

17.    Administrative Agent’s and Other Secured Parties’ Rights and Remedies: The rights, remedies, powers, privileges, and discretions of the Administrative Agent and the other Secured Parties hereunder (hereinafter, the “Administrative Agent’s and the Other Secured Parties’ Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Administrative Agent or any other Secured Party in exercising or enforcing any of the Administrative Agent’s and the Other Secured Parties’ Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent or any other Secured Party of any of the Administrative Agent’s and the Other Secured Parties’ Rights and Remedies or of any default or remedy under any other agreement with the Borrower or the Subordinated Creditor shall operate as a waiver of any other default hereunder or thereunder. No exercise of the Administrative Agent’s and the Other Secured Parties’ Rights and Remedies and no other agreement or transaction, of whatever nature, entered into between the Administrative Agent or any other Secured Party and the Subordinated Creditor and/or between the Administrative Agent or any other Secured Party and the Borrower at any time shall preclude any other or further exercise of the Administrative Agent’s and the Other Secured Parties’ Rights and Remedies. No waiver by the Administrative Agent or any other Secured Party of any of the Administrative Agent’s and the Other Secured Parties’ Rights and Remedies on any one occasion shall be deemed a continuing waiver. All of the Administrative Agent’s and the Other Secured Parties’ Rights and Remedies and all of the Administrative Agent’s and the other Secured Parties’ rights, remedies, powers, privileges, and discretions under any other agreement with the Subordinated Creditor and/or the Borrower shall be cumulative, and not alternative or exclusive, and may be exercised by the Administrative Agent or the other Secured Parties at such time or times and in such order of preference as the Administrative Agent or the other Secured Parties in their sole discretion may determine. The Administrative Agent or any other Secured Party may proceed with respect to the Subordinated Debt Obligations without resort or regard to other collateral or sources of satisfaction of the Obligations or, if any, the obligations and indebtedness of the Subordinated Creditor to the Administrative Agent or any other Secured Party. The rights granted to the Senior Creditors hereunder are solely for their protection and nothing herein contained shall impose on the Senior Creditors any duties with respect to any property of the Subordinated Creditor received hereunder beyond reasonable care in its custody and preservation while in its possession, The Senior Creditors shall have no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder.

18.    Binding Effect: This Agreement shall be binding upon the Subordinated Creditor, the Borrower and their respective, representatives, successors, and assigns, and shall inure to the benefit of the Administrative Agent, the other Secured Parties, and their respective successors and assigns.

19.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

20.    Jurisdiction; Consent to Service of Process. Each of the Subordinated Creditor and the Borrower agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York as the Administrative Agent may elect in its sole discretion and consents to the nonexclusive jurisdiction of such courts. Each of the Subordinated Creditor and the Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Subordinated Creditor and the Borrower agrees that any action commenced by the Subordinated Creditor or the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement shall be brought solely in the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York as the Administrative Agent may elect in its sole discretion and consents to the nonexclusive jurisdiction of such courts with respect to such action.

22.    Waiver of Jury Trial: Each of the Subordinated Creditor and the Borrower respectively makes the following waiver knowingly, voluntarily, and intentionally and understands that the Administrative Agent, in the establishment and maintenance of the Administrative Agent’s relationship with the Borrower, is relying thereon. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
23.    Counterparts: This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

23.    Notices: All notices and other communications to the Borrower, the Subordinated Creditor, the Administrative Agent or any other Secured Party provided for herein shall be delivered pursuant to Section 10.02 of the Credit Agreement (or such other section that from time to time shall provide for notices and other communications).
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Agreement as of the date above first written. This Agreement is intended to take effect as a sealed instrument.

BORROWER:
AMERICAN APPAREL, INC.
By:
Name:
Title:

SUBORDINATED CREDITOR:
AMERICAN APPAREL, (CARNABY) LIMITED
By:
Name:
Title:

Acknowledged by:
ADMINISTRATIVE AGENT:
CAPITAL ONE BUSINESS CREDIT CORP.,
as Administrative Agent

By:__________________________
Name:
Title:

SUBORDINATION AGREEMENT
This Subordination Agreement (this “Agreement”) is made as of March 25, 2015 by and among American Apparel, Inc., a Delaware corporation (the “Borrower”), American Apparel (Carnaby) Limited, a private company with limited liability incorporated under the laws of England and Wales (the “Subordinated Creditor”), for the benefit of the Collateral Agent (as defined in the Indenture (referred to below)) pursuant to that certain Indenture.
WITNESSETH
WHEREAS, the Subordinated Creditor may from time to time make loans to the Borrower with the proceeds of amounts loaned to the Subordinated Creditor under that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subordinated Creditor, and Standard General L.P., on behalf of one or more of its controlled funds, as the initial lender, which loans to the Borrower by the Subordinated Creditor shall be evidenced by an intercompany note and/or other instrument or document (collectively, the “Subordinated Debt Documents”), and which loans, as well as the right to payment due thereunder, are and shall be unsecured; and
WHEREAS, the Borrower has entered into the Indenture, dated as of April 4, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among (i) the Borrower and (ii) U.S. Bank National Association, as Trustee (as defined therein) and Collateral Agent (in such capacity, the “Collateral Agent”).
NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Indenture. The Collateral Agent, the Trustee and each of the Holders are collectively referred to herein as the “Senior Creditors”.

2.Subordination: Each of the Subordinated Creditor and the Borrower hereby agrees that the principal, interest, fees, expenses and all other amounts due (collectively, the “Subordinated Debt Obligations”) under the Subordinated Debt Documents are and shall be subject to and subordinate to the Indenture Obligations on the terms and conditions set forth in this Agreement until the occurrence of (i) the irrevocable payment in full in cash of the principal of, interest and fees (including interest and fees accruing on or after the commencement of any insolvency or liquidation proceeding, whether or not such interest or fees would be allowed in such insolvency or liquidation proceeding) and all other amounts constituting Indenture Obligations, (ii) satisfaction and discharge of the Indenture pursuant to Section 8.02 of the Indenture or (iii) the occurrence of a Legal Defeasance or Covenant Defeasance pursuant to Section 8.01 of the Indenture (such date, the “Indenture Termination Date”). The Subordinated Creditor will not commence any action or proceeding of any kind against the Borrower, or against any of the Borrower’s assets, to recover all or any part of the Subordinated Debt Obligations not paid when due, and no holder of the Subordinated Debt Obligations shall at any time join with any creditor in bringing any proceeding against the Borrower, under any liquidation, conservatorship, bankruptcy, reorganization, rearrangement or other insolvency law now or hereafter existing, unless and until the occurrence of the Indenture Termination Date.

3.Deferral of Subrogation: The Subordinated Creditor shall not be subrogated to the rights of the Senior Creditors with respect to the obligations under the Indenture and the other Indenture Documents until the occurrence of the Indenture Termination Date; and for the purposes of such subrogation, no payments or distributions to the Senior Creditors of any cash, property or securities to which the Subordinated Creditor would be entitled except for these provisions shall, as among the Subordinated Creditor, its creditors other than the Senior Creditors and the Borrower, be deemed to be a payment by the Subordinated Creditor to or on account of the obligations under the Indenture and the other Indenture Documents.

4.Enforcement: The respective obligations of the Subordinated Creditor and the Borrower hereunder being unique, are specifically enforceable by the Collateral Agent and the other Senior Lenders.

5.Application Of Proceeds: The proceeds (if any) received by the Collateral Agent or the other Senior Creditors on account of the Subordinated Debt Obligations shall be applied towards the Indenture Obligations in such order and manner as the Collateral Agent may determine in its sole discretion. Any such proceeds received by the Collateral Agent in excess of the amounts necessary to satisfy the Indenture Obligations shall be paid to the Subordinated Creditor.

6.Subordination on Dissolution, Liquidation or Reorganization: Upon payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, in any insolvency or bankruptcy proceeding, unless and until the Indenture Termination Date has occurred, (a) no direct or indirect payments or distributions of any kind or character, whether in cash, property or securities, shall be made by or on behalf of the Borrower or shall be accepted by the Subordinated Creditor on account of the Subordinated Debt Obligations and (b) the Collateral Agent shall be entitled to receive directly, for application of the payment of the Indenture Obligations, any payments or distributions of any kind or character, whether in cash, property or securities, made by any Person on account of the Subordinated Debt Obligations. The Collateral Agent is hereby authorized to demand, sue for, collect and receive every such payment or distribution described in this Section 8 and give acceptance herefor and file an appropriate claim for and on behalf of the Subordinated Creditor if the Subordinated Creditor does not file, and there is not otherwise filed on behalf of the Subordinated Creditor, a proper claim or proof of claim in the form required in any such insolvency or bankruptcy proceeding prior to 10 Business Days before the expiration of the time to file such claim or claims.

Upon any payment or distribution of assets of the Borrower in any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding, the Subordinated Creditor shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which an insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Subordinated Creditor, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Collateral Agent and the other Senior Creditors and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.
7.Certain Waivers By Borrowers: The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

8.Certain Waivers By Subordinated Creditors: The Subordinated Creditor:

a.	Waives notice of non-payment, presentment, demand, notice, protest or otherwise with respect to the Indenture Obligations and/or the Subordinated Debt Obligations.

b.	Waives notice of the acceptance of this Agreement by the Collateral Agent and the other Senior Creditors.

c.
Assents to any extension, renewal, indulgence or waiver, permitted to the Borrower and/or any other person liable or obligated to the Collateral Agent or the other Senior Creditors for or on the Indenture Obligations and waives all suretyship defenses generally.

d.
If entitled thereto, waives the right to notice and/or hearing prior to the Collateral Agent’s or the other Senior Creditors’ exercising of the Collateral Agent’s or the other Senior Creditors’ rights and remedies hereunder.

No action by the Collateral Agent or any other Senior Creditor which has been assented to herein shall affect the obligations of the Subordinated Creditor to the Collateral Agent or the other Senior Creditors hereunder.
9.Continuing Effectiveness of Subordination:

a.
The Collateral Agent and the other Senior Creditors may continue to rely upon this Agreement and the subordination effected hereby with respect to all Indenture Obligations which may arise hereafter. The repayment and satisfaction of all of the Indenture Obligations shall not terminate this Agreement and the subordination effected hereby as to any Indenture Obligations which arise thereafter.

b.
The subordination effected hereby shall not be affected by any fraudulent, illegal, or improper act by the Borrower, the Subordinated Creditor, or any person liable or obligated to the Collateral Agent or any other Senior Creditor for or on the Indenture Obligations, nor by any release, discharge or invalidation, by operation of law or otherwise, of the Indenture Obligations or by the legal incapacity of the Borrower, the Subordinated Creditor, or any other person liable or obligated to the Collateral Agent or the other Senior Creditors for or on the Indenture Obligations.

c.
All interest on the Indenture Obligations for which the Borrower has agreed to be liable and all costs of collection shall continue to accrue and shall continue to be Indenture Obligations for purposes of the subordination effected hereby notwithstanding any stay to the enforcement thereof against the Borrower or disallowance therefor against the Borrower.

d.
This Agreement, if previously terminated, shall be automatically reinstated, without any further action, if at any time any payment made or value received by the Collateral Agent or any other Senior Creditor with respect to the Indenture Obligations is rescinded or must otherwise be returned by the Collateral Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made or value received.

10.Non-Impairment: The above provisions are not intended to impair (a) the obligation of the Borrower, which is absolute and unconditional, to pay to the Subordinated Creditor the Subordinated Debt Obligations, as and when the same shall become due and payable in accordance with its terms, principal and interest thereon, subject to the rights of the Collateral Agent and the other Senior Creditors as provided in the above provisions, or (b) to affect the relative rights of the Subordinated Creditor and other creditors of the Borrower, other than the relative rights of the Subordinated Creditor with respect to the Collateral Agent and the other Senior Creditors.

11.Incorporation: This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. No provisions hereof may be altered, amended, waived, canceled, or modified, except by a written instrument executed, sealed, and acknowledged by a duly authorized officer of the Subordinated Creditor and the Borrower.

12.Collateral Agent’s and Other Senior Creditors’ Rights and Remedies: The rights, remedies, powers, privileges, and discretions of the Collateral Agent and the other Senior Creditors hereunder (the “Collateral Agent’s and the Other Senior Creditors’ Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Collateral Agent or any other Senior Creditor in exercising or enforcing any of the Collateral Agent’s and the Other Senior Creditors’ Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Collateral Agent or any other Senior Creditor of any of the Collateral Agent’s and the Other Senior Creditors’ Rights and Remedies or of any default or remedy under any other agreement with the Borrower or the Subordinated Creditor shall operate as a waiver of any other default hereunder or thereunder. No exercise of the Collateral Agent’s and the Other Senior Creditors’ Rights and Remedies and no other agreement or transaction, of whatever nature, entered into between the Collateral Agent or any other Senior Creditor and the Subordinated Creditor and/or between the Collateral Agent or any other Senior Creditor and the Borrower at any time shall preclude any other or further exercise of the Collateral Agent’s and the Other Senior Creditors’ Rights and Remedies. No waiver by the Collateral Agent or any other Senior Creditor of any of the Collateral Agent’s and the Other Senior Creditors’ Rights and Remedies on any one occasion shall be deemed a continuing waiver. All of the Collateral Agent’s and the Other Senior Creditors’ Rights and Remedies and all of the Collateral Agent’s and the other Senior Creditors’ rights, remedies, powers, privileges, and discretions under any other agreement with the Subordinated Creditor and/or the Borrower shall be cumulative, and not alternative or exclusive, and may be exercised by the Collateral Agent or the other Senior Creditors at such time or times and in such order of preference as the Collateral Agent or the other Senior Creditors in their sole discretion may determine. The Collateral Agent or any other Senior Creditor may proceed with respect to the Subordinated Debt Obligations without resort or regard to other collateral or sources of satisfaction of the Indenture Obligations or, if any, the obligations and indebtedness of the Subordinated Creditor to the Collateral Agent or any other Senior Creditor. The rights granted to the Senior Creditors hereunder are solely for their protection and nothing herein contained shall impose on the Senior Creditors any duties with respect to any property of the Subordinated Creditor received hereunder beyond reasonable care in its custody and preservation while in its possession, The Senior Creditors shall have no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder. The Collateral Agent is a third party beneficiary of this Agreement.

13.Binding Effect: This Agreement shall be binding upon the Subordinated Creditor, the Borrower and their respective, representatives, successors, and assigns, and shall inure to the benefit of the Collateral Agent, the other Senior Creditors, and their respective successors and assigns.

14.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
15.Jurisdiction; Consent to Service of Process. Each of the Subordinated Creditor and the Borrower agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York as the Collateral Agent may elect in its sole discretion and consents to the nonexclusive jurisdiction of such courts. Each of the Subordinated Creditor and the Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Subordinated Creditor and the Borrower agrees that any action commenced by the Subordinated Creditor or the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement shall be brought solely in the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York as the Collateral Agent may elect in its sole discretion and consents to the nonexclusive jurisdiction of such courts with respect to such action.

16.Waiver of Jury Trial: EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESEN TED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

23,    Counterparts: This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

17.Notices: All notices and other communications to the Borrower, the Subordinated Creditor, the Collateral Agent or any other Senior Creditor provided for herein shall be delivered pursuant to the Indenture (or such other section that from time to time shall provide for notices and other communications).

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Agreement as of the date above first written. This Agreement is intended to take effect as a sealed instrument.

BORROWER:
AMERICAN APPAREL, INC.
By:
Name:
Title:

SUBORDINATED CREDITOR:
AMERICAN APPAREL, (CARNABY) LIMITED
By:
Name:
Title:

AMERICAN APPAREL, INC.
March 25, 2015
SECRETARY’S CERTIFICATE
Reference is hereby made to that certain credit agreement, dated as of the date hereof (the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement), among American Apparel (Carnaby) Limited, a private company incorporated under the laws of England and Wales, as the Initial Borrower, American Apparel, Inc., a Delaware corporation (the “Company”), as Guarantor and Standard General L.P., on behalf of one or more of its controlled funds, as the Initial Lender. The undersigned, Secretary of the Company, solely in such officer’s capacity as Secretary of the Company and not individually, does hereby certify on behalf of the Company as follows:
1.    Attached hereto as Exhibit A is a true and complete copy of the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto (the “Certificate of Incorporation”), certified as of a recent date by the Secretary of State of the State of Delaware. Such Certificate of Incorporation has not been amended or repealed and is in full force and effect on and as of the date hereof, and other than with respect to the amendments attached thereto, no subsequent action has been taken by the Company, its stockholders, directors or officers in contemplation of the filing of any such amendment or other document and no proceedings therefor have occurred.
2.    Attached hereto as Exhibit B is a true, complete and correct copy of the Bylaws of the Company, as amended and in effect at all times from the date on which the Resolutions (as defined below) were adopted, and there have been no amendments thereto except those amendments attached as part of such Exhibit B.
3.    Attached hereto as Exhibit C are true, complete and correct copies of certain resolutions (the “Resolutions”) adopted by the Board of Directors of the Company and the Audit Committee of the Board of Directors of the Company on [__], 2015. The Resolutions have not in any way been amended, supplemented, modified, revoked or rescinded and remain in full force and effect as of the date hereof.
4.    Attached hereto as Exhibit D is a true and, complete and correct copy of a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.
5.    Each of the persons listed on Exhibit E attached hereto has been duly elected to, qualified for and now holds the office of the Company set forth opposite such person’s name and is currently serving in such capacity, and the signature of each such person set forth opposite his or her name is his or her true and genuine signature, and each such person is duly authorized to execute, on behalf of the Company, the Credit Agreement and any certificate or other document to be delivered by the Company pursuant to the Credit Agreement.
6.    Attached hereto as Exhibit F is a true, correct and complete copy of each of (1) the First Lien Credit Agreement and the Amendment No. 6 to Credit Agreement and Limited Waiver (as defined in the First Lien Credit Agreement) thereto, (2) the Senior Notes Indenture and (3) the Intercreditor Agreement (as defined in the Senior Notes Indenture).
[Signature Page Follows]

IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.
By:

Name:	Chelsea A. Grayson

Title:	General Counsel, Executive Vice President and Secretary

I, Hassan Natha, Chief Financial Officer and Executive Vice President of the Company, do hereby certify that Chelsea A. Grayson is the duly elected or appointed, qualified and acting Secretary of the Company, and the signature set forth above is his genuine signature.
IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.
By:

Name:	Hassan Natha

Title:	Chief Financial Officer and Executive Vice President

Exhibit A

Certificate of Incorporation

Exhibit B

Bylaws

Exhibit C

Resolutions

Exhibit D

Certificate of Good Standing

Exhibit E

Authorized Officers

Name	Title	Signature
Paula Schneider	Chief Executive Officer	_______________________
Chelsea A. Grayson	General Counsel, Executive Vice President and Secretary	_______________________
Hassan Natha	Chief Financial Officer and Executive Vice President	_______________________

Exhibit F

First Lien Credit Agreement and the Amendment No. 6 to Credit Agreement and Waiver (as defined in the First Lien Credit Agreement) thereto

Senior Notes Indenture

Intercreditor Agreement (as defined in the Senior Notes Indenture)

DIRECTOR'S CERTIFICATE

To:	Standard General L.P.
on behalf of one or more of its controlled funds
in its capacity as Lender under the Credit Agreement (as defined in the Shareholder Resolutions (as defined below))

I, Martin Bailey, the sole director of American Apparel (Carnaby) Limited of 40 Queen Anne Street, London, England W1G 9EL and registered number 05114129 (the "Company") HEREBY CERTIFY that:

1.
attached hereto marked "A" and initialled by me for the purpose of identification is a true and correct copy of the Memorandum and Articles of Association and the Certificate of Incorporation of the Company, each of which is in full force and effect and has not been amended or superseded on or prior to the date hereof;

2.
attached hereto marked "B" and initialled by me for the purpose of identification is a true and correct copy of the resolutions of the sole shareholder of the Company passed on 25th March 2015 (the "Shareholder Resolutions") approving, amongst other things, the Company's entry into the (i) Credit Agreement (as defined in the Shareholder Resolutions) and (ii) a proposed note to be issued in favour of the Lender (as defined in the Shareholder Resolutions), which Shareholder Resolutions have not been amended, modified, superseded or revoked on or prior to the date hereof and are in full force and effect;

3.
attached hereto marked "C" and initialled by me for the purpose of identification is a true and correct copy of the written resolutions of the sole director of the Company passed on 25th March 2015 (the "Director Resolutions") approving, amongst other things, the Company's entry into the Credit Agreement and the Lender Note (each as defined in the Director Resolutions) and:

(a)	such sole director has been duly elected or appointed as director;

(b)
the Director Resolutions were duly passed in accordance with the constitutional documents of the Company and applicable law and have not been amended, modified, superseded or revoked on or prior to the date hereof and are in full force and effect; and

(c)
the sole director has confirmed he has no direct or indirect interest in any of the Documents (as defined in the Director Resolutions) or the transactions relating thereto or in connection therewith and was permitted to vote on the passing of the Director Resolutions and his vote could be counted in a quorum;

4.
the Company has not breached and is not in breach of, and following entry into the Credit Agreement, will not as a consequence thereof be in breach of, the Company's Articles of Association or any other obligation of the Company;

5.	the Company is not unable and has not been deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986;

6.	no order has been made or resolution passed for the compulsory or voluntary winding up of the Company and, to the best of my knowledge and belief (having made all reasonable enquiry), (a) no petition has been presented for the compulsory or voluntary winding up of the Company or the making of an administration order in respect of the Company and (b) no liquidator, receiver, administrative receiver or administrator has been appointed in respect of the Company or any part of its undertaking or assets;

7.	the below named person is the sole duly appointed director of the Company and the signature appearing below opposite his name is his true signature:

Name	Position	Signature
Martin Bailey	Director

Signed:

Martin Bailey
Director
Date:

OFFICER’S CERTIFICATE
March 25, 2015
Reference is made to that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined), among American Apparel (Carnaby) Limited, a private company with limited liability incorporated under the laws of England and Wales, as the Initial Borrower, the Additional Borrowers party thereto, American Apparel, Inc., a Delaware corporation, as Guarantor (in such capacity, the “Company”), and Standard General L.P., on behalf of one or more of its controlled funds, as the Initial Lender.
Pursuant to Sections 4.01(d) of the Credit Agreement, the undersigned Chief Financial Officer of the Company, hereby certifies, as of the date hereof, solely in his capacity as Chief Financial Officer and not in his individual capacity, as follows:

1.	The Company and its Subsidiaries, taken as a whole, are Solvent.

2.
The representations and warranties made by the Guarantor and the Initial Borrower in the Loan Documents, or which are contained in any document furnished in connection therewith, are true and correct in all material respects; provided that any representation and warranty that is qualified as to materiality or “Material Adverse Effect” or similar language and the representation and warranty contained in Section 3.04 of the Credit Agreement are true and correct in all respects.

3.	Immediately after giving effect to the consummation of the transactions contemplated under the Credit Agreement and the other Loan Documents on the Closing Date, no Default or Event of Default exists.

4.
Immediately after giving effect to the consummation of the transactions contemplated under the Credit Agreement and the other Loan Documents on the Closing Date, no Default or Event of Default exists under and as defined in each of the First Lien Credit Agreement and the Senior Notes Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Officer’s Certificate as of the date first written above.

By:
Name:    Hassan Natha
Title:    Chief Financial Officer

INTERCOMPANY NOTE
March 25 1, 2015
THIS NOTE IS SUBORDINATED IN ALL RESPECTS, AS SET FORTH IN (I) THAT CERTAIN SUBORDINATION AGREEMENT DATED THE DATE HEREOF, AMONG AMERICAN APPAREL, INC., AMERICAN APPAREL (CARNABY) LIMITED AND CAPITAL ONE BUSINESS CREDIT CORP., AS ADMINISTRATIVE AGENT UNDER THE FIRST LIEN CREDIT AGREEMENT REFERRED TO BELOW AND (II) THAT CERTAIN SUBORDINATION AGREEMENT DATED THE DATE HEREOF, BETWEEN AMERICAN APPAREL, INC., AND AMERICAN APPAREL (CARNABY) LIMITED, FOR THE BENEFIT OF U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE UNDER THE SECOND LIEN INDENTURE REFERRED TO BELOW.
FOR VALUE RECEIVED, AMERICAN APPAREL, INC., a Delaware corporation (“Holdings”), as a Payor under this Intercompany Note (this “Note”) (Holdings in such capacity, together with its respective successors and permitted assigns, “Payor”), promises to pay to the order of American Apparel (Carnaby) Limited, a private company with limited liability incorporated under the laws of England and Wales (the “UK Entity” or “Payee”), [$___ (___)], or such lesser or greater amount as is outstanding under this Note. Such amount will be loaned by the Payee to Payor from the proceeds of the initial funding under that certain Credit Agreement dated as of March 25, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) the UK Entity as the Initial Borrower and the Additional Borrowers party thereto, (ii) Holdings as Guarantor, (iii) Standard General L.P., on behalf of one or more of its controlled funds and (iv) the other Lenders party thereto. Payments in respect of principal on this Note shall be made by Payor upon request of Payee when principal amounts (in the amount so due under the Credit Agreement) are due and payable by the Payee under the Credit Agreement and payments in respect of interest on this Note shall be made by Payor upon request of Payee when interest payments are due under the Credit Agreement (in the amount so due under the Credit Agreement). Payments hereunder shall be in lawful money of the United States of America, in immediately available funds and at such location as the Payee shall from time to time designate, except with respect to PIK Interest (as referenced below). The Payee may record either on Schedule A attached to this Note (and any continuation thereof) or in the books and records of the Payee the date and amount of each loan to Payor or payment of PIK Interest and all payments thereafter made by the Payor with respect thereto, but the failure to make any such notation shall not affect the obligations of the Payor under this Note. The Payor promises to pay interest on the unpaid principal amount of the loans made by the Payee to the Payor from time to time outstanding under this Note, and in the event that the Payee elects to pay interest under the Credit Agreement in the form of PIK Interest, interest owed under this Note may be paid by increasing the outstanding principal amount of this Note by the amount of interest so paid under the Credit Agreement. Interest under this Note shall accrue at the same rate as the interest under the Credit Agreement (which interest shall not be in excess of the maximum rate of interest that may be lawfully charged under applicable law). This Note may be repaid in full at any time by paying the entire principal amount hereof and all accrued and unpaid interest hereon. Partial payments of principal or accrued interest thereon may also be paid at the election of Payor. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1 To be dated as of the date of borrowing.

This Note is being entered into by the parties hereto pursuant to the requirements of (a) that certain Credit Agreement (including Section 4.01(i), Section 7.01(d) and Section 7.02(h) thereof) dated as of April 4, 2013 (as amended, restated, supplemented and otherwise modified from time to time, the “First Lien Credit Agreement”), among (i) American Apparel (USA), LLC, a California limited liability company, (ii) the other Borrowers party thereto, (iii) the other Credit Parties party thereto, (iv) the Lenders from time to time party thereto, (v) Capital One, N.A., as L/C Issuer, and (vi) Capital One Business Credit Corp. (f/k/a Capital One Leverage Finance Corp.), as Administrative Agent (in such capacity, the “First Lien Administrative Agent”) and as Swing Line Lender, and (b) subclause (6) of the definition of “Permitted Indebtedness” under the Indenture dated as of April 4, 2013 (as amended, restated, supplemented and otherwise modified from time to time, the “Second Lien Indenture”), by and among Holdings, the guarantors party thereto and U.S. Bank National Association, as collateral agent and trustee, pursuant to which senior notes secured by a second priority security interest in this Note have been extended.
This Note is subject to (a) the Subordination Agreement dated as of March 25, 2015 (as amended, from time to time), by and among the Payor, the First Lien Administrative Agent and the other parties thereto, and (b) the Subordination Agreement dated as of March 25, 2015 (as amended, from time to time), by and among the Payor, the Second Lien Collateral Agent and the other parties thereto.
The Payor hereby waives diligence, presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of any Payee or its assignee shall operate as a waiver of such rights.
This Note shall be binding upon the Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of the Payee and its successors and assigns, including subsequent holders hereof. This Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Note by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Note.
This Note shall be governed by the laws of the State of New York.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Payor has executed this Note on the date first written above.
AMERICAN APPAREL, INC., as Payor
By:
Name:
Title:

The Payee hereby acknowledges and agrees that the rights of the Payee and the obligations of the Payor under this Note are subject to and subordinated in accordance with the terms of the Subordination Agreements.
AMERICAN APPAREL (CARNABY) LIMITED, as Payee

By:
Name:
Title:

SCHEDULE A
INTERCOMPANY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance This Date	Amount of Principal Paid This Date	Outstanding Principal Balance from Payor to Payee This Date	Notation Made By